UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

REVLON, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

April 28, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Revlon, Inc., which will be held at 10:00 a.m., local time, on Friday, June 3, 2005, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York, 10017. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. If you plan to attend the 2005 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2005 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy that will enable you to vote your shares on the matters to be considered at the Annual Meeting even if you are unable or choose not to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. In either case, you should return the proxy as soon as conveniently possible. This will not restrict your right to attend the 2005 Annual Meeting and vote your shares in person.

Sincerely yours, Jack L. Stahl President and Chief Executive Officer

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017
_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Revlon, Inc.

Notice is hereby given that the 2005 Annual Meeting of Stockholders of Revlon, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, June 3, 2005, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York, 10017, for the following purposes:

1.    To elect the following persons as members of the Board of Directors of the Company to serve until the next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Linda Gosden Robinson, Jack L. Stahl and Kenneth L. Wolfe.

2.    To consider and approve the adoption of the Revlon Executive Bonus Plan.

3.    To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005.

4.    To transact such other business as may properly come before the Annual Meeting.

A proxy statement describing the matters to be considered at the 2005 Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 6, 2005 are entitled to notice of, and to vote at, the 2005 Annual Meeting and at any adjournments thereof. For at least 10 days prior to the 2005 Annual Meeting, a list of stockholders entitled to vote at the 2005 Annual Meeting will be available for inspection during normal business hours at the offices of the Company's Secretary at 237 Park Avenue, 14th Floor, New York, New York, 10017, and such list also will be available at the 2005 Annual Meeting to be held at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York, 10017.

To ensure that your vote will be counted, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope, whether or not you plan to attend the 2005 Annual Meeting. If you plan to attend the 2005 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2005 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so. Thank you.

By Order of the Board of Directors
Robert K. Kretzman Executive Vice President, Chief Legal Officer and Secretary

April 28, 2005

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

REVLON, INC.
_______________________

PROXY STATEMENT
Annual Meeting of Stockholders
To be Held June 3, 2005
_______________________

This Proxy Statement is being furnished by and on behalf of the Board of Directors of Revlon, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") to be held at 10:00 a.m., local time, on Friday, June 3, 2005, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York, 10017, and at any adjournments thereof. This Proxy Statement and the enclosed proxy card, Notice of Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2004 are first being sent to stockholders on or about April 28, 2005. The Annual Report does not form any part of the material for the solicitation of proxies.

At the 2005 Annual Meeting, stockholders will be asked to (1) elect the following persons as directors of the Company until the Company's next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Linda Gosden Robinson, Jack L. Stahl and Kenneth L. Wolfe; (2) consider and approve the adoption of the Revlon Executive Bonus Plan; (3) ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005; and (4) take such other action as may properly come before the 2005 Annual Meeting or any adjournments thereof.

The principal executive offices of the Company are located at 237 Park Avenue, New York, New York, 10017 and the telephone number is (212) 527-4000.

Solicitation and Voting of Proxies; Revocation

All proxies properly executed and received by the Company, unless such proxies are previously revoked at any time before they are voted, will be voted on all matters presented at the 2005 Annual Meeting in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted (1) FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement; (2) FOR approval of the Revlon Executive Bonus Plan; and (3) FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005. The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Secretary of the Company of stockholder proposals for inclusion in the proxy materials for presentation at the 2005 Annual Meeting was December 31, 2004. The Company did not receive any stockholder proposals to be included in these proxy materials. Additionally, pursuant to the Company's By-laws, in order for business to be properly brought before the 2005 Annual Meeting (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and business specified in the proxy material), notice of such business must have been received by the Company between March 6, 2005 and April 5, 2005 and such notice must include, among other things, (i) information regarding the proposed business to be brought before such meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of shares of the Company which are owned beneficially or of record by such stockholder. The Company has not received notification of any such matters. However, if any other matters are properly presented before the 2005 Annual Meeting for action, in the absence of other instructions, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the 2005 Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York, 10017, Attention: Secretary, by executing a proxy bearing a later date or by attending the 2005 Annual Meeting and voting in person. If you plan to attend the 2005 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2005 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so.

The Accompanying Form of Proxy is Being Solicited on Behalf of the Board of Directors. Solicitation of proxies may be made by mail and also may be made by personal interview, telephone and facsimile transmission and by directors, officers and employees of the Company without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses incurred in handling proxy materials for beneficial owners.

Record Date; Voting Rights

Only holders of record of shares of the Company's Class A common stock, par value $0.01 per share ("Class A Common Stock"), and Class B common stock, par value $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), at the close of business on April 6, 2005 (the "Record Date") will be entitled to notice of and to vote at the 2005 Annual Meeting or any adjournments thereof. On the Record Date, there were issued and outstanding (i) 338,867,944 shares of the Company's Class A Common Stock, each of which is entitled to one vote, and (ii) 31,250,000 shares of the Company's Class B Common Stock, each of which is entitled to 10 votes. Of that total, (a) 190,110,641 shares of the Company's Class A Common Stock and (b) all of the shares of the Company's Class B Common Stock are beneficially owned directly and indirectly by Ronald O. Perelman, Chairman of the Company's Board of Directors, through MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc., "MacAndrews & Forbes Holdings" and, together with its affiliates (other than the Company or its subsidiaries), "MacAndrews & Forbes"), of which Mr. Perelman is the sole stockholder. The shares identified in subclauses (a) and (b) above as beneficially owned directly and indirectly by MacAndrews & Forbes represent approximately 77.2% of the combined voting power of the outstanding shares of the Company's Common Stock that are entitled to vote at the 2005 Annual Meeting. The presence in person or by duly executed proxy of the holders of a majority in total number of votes of the issued and outstanding shares of Common Stock entitled to vote at the 2005 Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and broker non-votes (i.e., shares held by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion) represented by submitted proxies will be included in the calculation of the number of shares present at the 2005 Annual Meeting for the purposes of determining a quorum. MacAndrews & Forbes has informed the Company that it will vote (1) FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement; (2) FOR approval of the Revlon Executive Bonus Plan; and (3) FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposals No. 1, No. 2 and No. 3 to be considered at the 2005 Annual Meeting.

If shares of Class A Common Stock are held as of the Record Date for the account of participants under the Revlon Employees' Savings, Investment and Profit Sharing Plan (the "401(k) Plan"), Mercer Trust Company, the trustee for the 401(k) Plan, will vote those shares pursuant to the instructions given by the 401(k) Plan participants on their respective proxy cards. If the trustee does not otherwise receive voting instructions for shares held on account of a 401(k) Plan participant, the trustee, at the instruction of the Investment Committee of the 401(k) Plan, will vote any such unvoted shares (1) FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement; (2) FOR approval of the Revlon Executive Bonus Plan; and (3) FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005. 401(k) Plan participants must deliver their proxy cards to the trustee in accordance with the instructions included with such card by May 25, 2005 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company, pursuant to the By-laws of the Company, has fixed the number of directors at 10 effective as of the date of the 2005 Annual Meeting. The directors nominated for election will be elected at the 2005 Annual Meeting to serve until the next succeeding Annual Meeting of the Company and until their successors are elected and shall have been qualified. All of the nominees are currently members of the Board of Directors. All nominees, if elected, are expected to serve until the next succeeding Annual Meeting. With respect to Proposal No. 1, all proxies properly executed and received by the Company, unless such proxies are revoked, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement.

The Board of Directors has been informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the individuals named in the enclosed proxy will vote for the election of such substitute nominee or nominees. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the 2005 Annual Meeting and entitled to vote. A plurality means more votes than those cast for opposing candidates, if any. In tabulating the vote, abstentions and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. MacAndrews & Forbes has informed the Company that it will vote FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to effect the election of each of the nominees.

The Board of Directors unanimously recommends that stockholders vote FOR the election to the Board of Directors of each of the 10 nominees identified below.

Nominees for Election as Directors

The name, age (as of December 31, 2004), principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each of the nominees for election as a director are set forth below.

Mr. Perelman (61) has been Chairman of the Board of Directors of the Company and of the Company's wholly-owned subsidiary, Revlon Consumer Products Corporation ("Products Corporation"), since June 1998 and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman has been Chairman of the Board of Managers, Manager and Chief Executive Officer of REV Holdings LLC ("REV Holdings"), which files reports pursuant to the Exchange Act, since December 2002. He was Chief Executive Officer of REV Holdings Inc. (the predecessor of REV Holdings) since 1997 and Chairman of its Board of Directors from 1993 through December 2002. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes and various of its affiliates since 1980. Mr. Perelman served as Chairman of the Board of Directors of Panavision Inc. ("Panavision") until September 2003 and thereafter began service as Co-Chairman. Mr. Perelman is also a Director (or member of the Board of Managers, as applicable) of the following companies which are required to file reports pursuant to the Exchange Act: Allied Security Holdings LLC ("Allied Security"), M & F Worldwide Corp. ("M&F Worldwide"), Panavision and Scientific Games Corporation ("Scientific Games").

Mr. Stahl (51) has been President and Chief Executive Officer of the Company and Products Corporation since February 2002 and a Director of the Company and Products Corporation since March

2002. Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company ("Coca-Cola") from February 2000 to March 2001. Prior to that, Mr. Stahl held various senior executive positions at Coca-Cola where he began his career in 1979. Mr. Stahl is also a Director of the Cosmetic, Toiletry, and Fragrance Association, Vice Chairman of the Board of the United Negro College Fund and is a member of the Board of Governors of the Boys & Girls Clubs of America.

Mr. Bernikow (64) has been a Director of the Company and Products Corporation since September 2003. Prior to his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP ("D&T") since 1998. Prior to that, Mr. Bernikow held various senior executive positions at D&T and various of its predecessor companies, which he joined in 1966. Mr. Bernikow also serves as a Director and as a member of the Audit Committee of Casual Male Retail Group, Inc. and as a Director and as Chairman of the Audit Committee of Mack-Cali Realty Corporation, each of which are required to file reports pursuant to the Exchange Act.

Mr. Bohan (59) has been a Director of the Company since March 2004. Prior to his retirement in February 2001, Mr. Bohan was a Managing Director in a high-yield bond sales group of Salomon Smith Barney, a unit of Citigroup Inc., a global financial services holding company, having joined Salomon Smith Barney in 1980. Mr. Bohan currently serves as a member of the Board of Directors of Arena Brands, Inc. and Haynes International, Inc., which are both privately-held companies, and of the Board of Directors of The New York Police & Fire Widows' & Children's Benefit Fund. In addition, Mr. Bohan serves on the audit committee of The New York Police & Fire Widows' & Children's Benefit Fund.

Mr. Drapkin (56) has been a Director of the Company and of Products Corporation since their respective formations in 1992. He has been Vice Chairman of the Board of MacAndrews & Forbes and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years prior to 1987. Mr. Drapkin is also a Director (or member of the Board of Managers, as applicable) of the following companies which are required to file reports pursuant to the Exchange Act: Allied Security, Anthracite Capital, Inc., Nephros Inc., Playboy Enterprises, Inc. and SIGA Technologies, Inc.

Professor Feldberg (62) has been a Director of the Company since February 1997. Professor Feldberg has been the Dean Emeritus and Sanford Bernstein Professor of Leadership and Ethics at Columbia Business School since July 1, 2004, was the Dean of Columbia Business School, New York City, from July 1989 to June 2004 and has been a Senior Advisor with Morgan Stanley since March 2005. Professor Feldberg is also a Director of the following companies which are required to file reports pursuant to the Exchange Act: Federated Department Stores, Inc., PRIMEDIA Inc. and Sappi Limited. In addition, Professor Feldberg is also a director or trustee of certain registered investment companies for which UBS Global Asset Management (U.S.) Inc. (formerly known as Brinson Advisors, Inc.), a wholly-owned subsidiary of UBS AG, or one of its affiliates serves as investment advisor, sub-advisor or manager, and a director of registered investment companies for which UBS Financial Services Inc. or one of its affiliates serves as investment advisor, administrator or manager. In addition to being a member of the Company's Audit Committee, Professor Feldberg is also an audit committee member of PRIMEDIA Inc.

Mr. Gittis (70) has been a Director of the Company since its formation in 1992. Mr. Gittis was a Director of, and served as the Vice Chairman of, Products Corporation from June 2002 through March 2004. Mr. Gittis was Vice Chairman of the Board of Managers and Manager of REV Holdings, which files reports pursuant to the Exchange Act, from December 2002 until March 2004. He was a Director of REV Holdings Inc. (the predecessor of REV Holdings) from its formation in 1993 through December 2002 and Vice Chairman of its Board of Directors from March 1997 through December 2002. He has been Vice Chairman of the Board of MacAndrews & Forbes and various of its affiliates since 1985. Mr. Gittis is Chairman of the Board, President and Chief Executive Officer of M & F Worldwide. Mr. Gittis is also a Director of the following companies which are required to file reports pursuant to the Exchange Act: Jones Apparel Group, Inc., Panavision and Scientific Games.

Mr. Landau (74) has been a Director of the Company since June 1996. Prior to his retirement in February 2003, Mr. Landau was Of Counsel at the law firm of Wolf, Block, Schorr and Solis-Cohen LLP ("Wolf, Block") since February 1998, and was a Senior Partner of Lowenthal, Landau, Fischer & Bring,

P.C., a predecessor to such firm, for more than five years prior to that date. He has been a Director of Products Corporation since June 1992.

Ms. Robinson (51) has been a Director of the Company since June 1996. Ms. Robinson has been Chairman of Robinson, Lerer & Montgomery, LLC, a New York City strategic communications consulting firm ("RLM"), since May 1996. Ms. Robinson was Chief Executive Officer of RLM from May 1996 until January 2002. In March 2000, RLM was acquired by Young & Rubicam Inc. ("Y&R") and Ms. Robinson has served as Vice Chairman of Y&R since March 2000. In October 2000, Y&R was acquired by the WPP Group plc ("WPP"). For more than five years prior to May 1996, she was Chairman of the Board and Chief Executive Officer of Robinson Lerer Sawyer Miller Group, or its predecessors. Ms. Robinson also serves as a Director of Black Rock, Inc., which is required to file reports pursuant to the Exchange Act.

Mr. Wolfe (65) has been a Director of the Company since March 2004. Mr. Wolfe served as Chairman and Chief Executive Officer of Hershey Foods Corporation ("Hershey") from 1994 until his retirement in December 2001. Mr. Wolfe joined Hershey in 1967 and held various executive positions, including President and Chief Operating Officer, before being appointed its Chairman and Chief Executive Officer. Mr. Wolfe is also a Director and Chairman of the audit committees of the following companies which are required to file reports pursuant to the Exchange Act: Adelphia Communications Corporation and Bausch & Lomb Incorporated. Since January 1, 2005, Mr. Wolfe has served as a member of the Board of Trustees of various mutual funds managed by Fidelity Management & Research Company.

Board of Directors and its Committees

The Board of Directors currently has an Audit Committee, a Compensation and Stock Plan Committee (the "Compensation Committee") and a Nominating and Corporate Governance Committee (the "Nominating Committee").

The Company is a "controlled company" (one in which more than 50% of the voting power is held by an individual, a group or another company) within the meaning of the rules of the New York Stock Exchange ("NYSE"), as MacAndrews & Forbes directly and indirectly beneficially owns approximately 59.9% of the Company's outstanding shares of Common Stock, which represent approximately 77.2% of the combined voting power of those outstanding shares. Accordingly, the Company is not required under the NYSE rules to have a majority of independent directors, a nominating and corporate governance committee or a compensation committee (each of which, under the NYSE's rules, would otherwise be required to be comprised entirely of independent directors). While the Company is not required to satisfy such NYSE requirements, the Company believes that a majority of its directors (including Messrs. Bernikow, Bohan, Feldberg, Landau and Wolfe and Ms. Robinson) qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence (a copy of which is available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance"), which the Board adopted in accordance with Section 303A.02 of the NYSE Listed Company Manual. Additionally, while not comprised entirely of independent directors, the Company does maintain a Compensation Committee (comprised of Messrs. Gittis (Chairman), Drapkin, Landau and Wolfe), and the Board has determined that two of the four directors on the Compensation Committee (Messrs. Landau and Wolfe) qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. Finally, the Company maintains a Nominating Committee (comprised of Messrs. Feldberg (Chairman), Bernikow and Wolfe) and the Board of Directors has determined that all members of the Nominating Committee qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence.

In connection with the Debt Reduction Transactions (as defined below), the Company entered into a Stockholders Agreement (as defined below) with Fidelity Management & Research Co. ("Fidelity"), pursuant to which the Company agreed, among other things, until such time as Fidelity ceases to be the beneficial holder of at least 5% of Revlon, Inc.'s outstanding voting stock, to (i) continue to maintain a majority of independent directors on the Board of Directors (as defined by NYSE listing standards) and

(ii) establish and maintain the Nominating Committee (See "Certain Relationships and Related Transactions — Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — Stockholders Agreement").

During 2004, the Board of Directors held ten meetings and acted two times by unanimous written consent, the Audit Committee held nine meetings, the Compensation Committee held eight meetings and the Nominating Committee held five meetings and acted once by unanimous written consent. The Company's Executive Committee, which was disbanded on March 22, 2004, did not hold any meetings and acted once by unanimous written consent during 2004.

Audit Committee Report

The Audit Committee of the Company's Board of Directors currently consists of five directors, each of whom the Board of Directors has determined satisfies the independence, financial literacy and experience requirements of the NYSE in effect on the date of the mailing of this Proxy Statement, as well as the applicable NYSE listing standards.

Composition of the Audit Committee

The members of the Audit Committee are Messrs. Bernikow, Bohan, Feldberg and Landau (Chairman) and Ms. Robinson. Each of these directors served as a member of the Audit Committee during all of 2004, other than Mr. Bohan who became a member of the Audit Committee in March 2004. Each of Messrs. Bernikow, Bohan, Feldberg and Landau and Ms. Robinson remains a member of the Audit Committee as of the date of this report. The Company has identified Mr. Bernikow as an "audit committee financial expert" under applicable Securities and Exchange Commission ("SEC") rules in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004.

Responsibilities of the Audit Committee

The Audit Committee operates under a written charter which was amended in January 2004 and March 2005 as a result of the applicable new SEC and NYSE rules that became effective during the course of 2004. The current Audit Committee charter is attached as Annex A hereto and is also available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance." Under such charter, the Audit Committee is responsible for preparing this annual Audit Committee Report, which is required under SEC rules to be included in this Proxy Statement, as well as assisting the Company's Board of Directors in fulfilling its oversight responsibilities with respect to:

(a)	the integrity of the financial statements and other financial information provided by the Company to its stockholders and the public;

(b)	the Company's compliance with legal and regulatory requirements;

(c)	the appointment, compensation, retention and oversight of the work of the Company's independent auditors, as well as the independent auditors' qualifications, independence and performance;

(d)	the performance of the Company's internal audit function;

(e)	the implementation and effectiveness of the Company's Code of Business Conduct and the Company's comprehensive compliance and ethics program, including receiving periodic assessments of their effectiveness from the Company's Chief Legal Officer; and

(f)	any other matter required of the Audit Committee pursuant to the NYSE's rules or under applicable law.

In connection with fulfilling their direct responsibility for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm, the Audit Committee has selected KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for 2005, and recommended that stockholders ratify this selection. The Audit Committee discusses with the auditors their independence from management and reviews the plan, scope and results of the audit. The Audit Committee has adopted an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services (including, without limitation, any permissible tax services) performed by KPMG for the Company from time to time. Such policy sets specific limits on the types of services and the amounts of fees related thereto. In November 2004, the Audit Committee approved a Pre-Approval Policy for 2005. The 2005 Audit Committee Pre-Approval Policy is attached as Annex B hereto and is also available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance."

The Audit Committee is responsible for meeting annually with the independent auditors to review the independent auditors' annual report describing:

(a)	the independent auditor's internal quality control procedures;

(b)	any material issue raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the independent auditor, and any step taken to deal with any such issue; and

(c)	all relationships between the independent auditor and the Company.

The Audit Committee is also responsible for meeting annually with the independent auditors to periodically review with the independent auditors problems or difficulties, if any, encountered during the course of the Company's audit, including any restriction on the scope of work or access to required information, if any, and management's response.

The Audit Committee discusses with management and the independent auditors the Company's annual audited and quarterly unaudited financial statements which are included in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and discusses generally the Company's earnings press releases and the type of financial information and earnings guidance provided to analysts and rating agencies, if any.

With respect to the internal audit function and internal controls, the Audit Committee reviews the composition, functions, staffing, budget and performance of the internal audit group on an annual basis and discusses the Company's risk assessment and risk management guidelines and policies.

Reporting Procedures

The Audit Committee has established procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The reporting procedures referred to in subparagraphs (a) and (b) above are described in the Audit Committee's charter, which is attached as Annex A hereto and available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance."

Audit Committee Oversight of Financial Reporting and Internal Control Over Financial Reporting

Management is responsible for the Company's financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.

The Company's management is also responsible for evaluating the effectiveness of the Company's internal control over financial reporting using suitable control criteria, supporting its evaluation with sufficient evidence, including documentation, and presenting a written assessment of the effectiveness of the Company's internal control over financial reporting as of the end of the Company's most recent fiscal year. Management assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (the "COSO Criteria"), and the Company has reported this assessment in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Company's independent registered public accounting firm is also responsible for completing an audit of the Company's internal control over financial reporting and expressing an opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an opinion on the effectiveness of the Company's internal control over financial reporting. KPMG, the Company's independent registered public accounting firm, issued a report on management's assessment and the effectiveness of the Company's internal control over financial reporting, which report appears in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

The Audit Committee's responsibility is, in an oversight role, to monitor, oversee and review these processes. In this context, the Audit Committee has met and held discussions with management, the Company's internal auditors and the independent registered public accounting firm on a regular basis during 2004, including regular executive sessions with the Company's independent registered public accounting firm. The Audit Committee reviewed management's assessment of the Company's internal control over financial reporting as of December 31, 2004, which is included in Item 9A. "Controls and Procedures" of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, as well as KPMG's Reports of Independent Registered Public Accounting Firm (also included in the Company's Annual Report on Form 10-K/A), which relate to KPMG's audits of (i) the consolidated financial statements, (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

Management represented to the Audit Committee that the Company's audited consolidated financial statements for the fiscal year 2004 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), including information concerning the scope and results of the audit and certain information relating to KPMG's judgments about the quality, and not just the acceptability of the Company's accounting principles. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm any relationship that may have an impact on that firm's objectivity and independence and satisfied itself as to the independent registered public accounting firm's independence. The Audit Committee also considered whether the provision of permissible non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and determined that it was. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and permissible non-audit services (see "Audit Fees" on page 52 of this Proxy Statement).

Based on the Audit Committee's review of and discussions regarding the Company's audited consolidated financial statements and the Company's internal control over financial reporting with management, the Company's internal auditors and the independent registered public accounting firm and the other reviews and discussions with independent registered public accounting firms referred to in the preceding paragraph, subject to the limitations on the Audit Committee's roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 for filing with the SEC.

Respectfully submitted,

Audit Committee
Edward J. Landau, Esq., Chairman
Alan S. Bernikow
Paul J. Bohan (appointed to the Audit Committee in March 2004)
Meyer Feldberg
Linda Gosden Robinson

Compensation Committee

While the Company is a "controlled company" and is not required under the NYSE's listing standards to have a compensation committee (which, under the NYSE's listing standards, would otherwise be required to be comprised entirely of independent directors), the Company has a Compensation Committee comprised of four directors, namely Messrs. Drapkin, Gittis (Chairman), Landau and Wolfe, including two directors (Messrs. Landau and Wolfe) who the Company believes qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the CEO's performance in light of those goals and objectives and determines, either as a committee or together with the Board of Directors, the CEO's compensation level based on such evaluation, and reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Company's executive bonus plan as it is currently in effect and as it may be amended from time to time, including the Revlon Executive Bonus Plan (the "Executive Bonus Plan")) for the Company's executive officers other than the Chief Executive Officer and such other employees of the Company as the Compensation Committee determines necessary or desirable from time to time. The Compensation Committee also reviews and approves awards ("Awards") pursuant to the Amended and Restated Revlon, Inc. Stock Plan (the "Stock Plan") and administers such plan. Each of the members of the Compensation Committee served as a member of the Compensation Committee during all of 2004 (other than Mr. Wolfe who became a member of the Compensation Committee in March 2004) and each remains a member of the Compensation Committee as of the date of the annual Compensation Committee Report on Executive Compensation included in this Proxy Statement (see "— Compensation Committee Report on Executive Compensation").

Pursuant to the terms of the Company's executive bonus plan as in effect for 2004 and the Revlon Executive Bonus Plan (which has been adopted by the Company's Board of Directors, subject to stockholder approval at the Company's Annual Meeting to be held on June 3, 2005), the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) (the "Compensation Administrator") the power and authority to administer the executive bonus plan for employees of the Company, other than the Company's Chief Executive Officer and other covered employees as defined in Treasury Regulation §1.162-27(c)(2) ("Section 162(m) Officers"), which would include the authority to set business and personal performance objectives, to determine whether such objectives were met, to determine whether bonus awards would be paid out and to determine whether an award should be reduced or eliminated. During 2004, the Compensation Committee approved a specific formula and guidelines that were used by the Company's Chief Executive Officer and Head of Human Resources to determine bonus amounts for eligible employees in respect of 2004 (but not for any Section 162(m) Officers), and in March 2005 the Compensation Committee approved the total amount of bonuses payable in respect of 2004, pursuant to the Company's executive bonus plan as in effect for 2004. In accordance with the 2004 executive bonus plan formula and guidelines approved by the Compensation Committee, participating employees were eligible for a bonus of 50% of the normal target award, based upon the extent of their achievement of specific personal objectives that were linked to the Company's business strategy (the Company proposed the 50% bonus program to enhance profitability in 2004). Section 162(m) Officers' awards pursuant to the Company's 2004 executive bonus plan were tied to achievement of specific, objective, performance-based bonus criteria, including market share growth versus the category, gross sales, EBITDA and employee satisfaction as measured by a third party survey.

Section 157(c) of the Delaware General Corporation Law (the "DGCL") provides that the Company's Board of Directors (or the Compensation Committee acting on behalf of the Board) may authorize one or more officers of the Company to designate officers and employees of the Company or of any of its subsidiaries to be issued options or rights under the Stock Plan and to determine the number of options or rights to be issued to such officers and employees. The terms of the Awards, including the exercise price of any options (which may be determined pursuant to a formula, which in the case of the Stock Plan is the closing price of the Class A Common Stock on the NYSE on the grant date), as well as the total number of options or rights that may be awarded by the designated officer, must be set by the Board of Directors or the Compensation Committee acting on behalf of the Board. The designated officer may not, however, designate himself or herself as a recipient of an Award under the Stock Plan; any such Award must be approved by the Board or the Compensation Committee acting on behalf of the Board.

In this regard, in November 2004, to facilitate routine awards of relatively small option grants, the Compensation Committee approved a delegation to the Company's Chief Executive Officer and Head of Human Resources of its authority to authorize option grants under the Stock Plan with respect to an aggregate of 300,000 shares of the Company's Class A Common Stock to new hires, promoted employees and pursuant to other contractual arrangements during the remainder of 2004 and 2005. The grants made pursuant to the delegated authority may only be made in accordance with specific guidelines approved by the Compensation Committee, including that no individual grant made pursuant to the delegated authority shall exceed 30,000 shares.

During 2004, following full consideration and consultation with Mercer Human Resource Consulting, an independent, nationally-recognized compensation consultant ("Mercer"), the Compensation Committee approved Awards of stock options and/or restricted shares to the Chief Executive Officer, certain Named Executive Officers (as defined below), certain members of the Company's Operating Committee, currently comprised of the 12 most senior executives at the Company (including the Named Executive Officers, other than Mr. Greeff who ceased employment with the Company in February 2005), and other key employees. The Compensation Committee expressly approved each of these specific grants of options and restricted shares.

Nominating and Corporate Governance Committee

While the Company is a "controlled company" and is not required under the NYSE's listing standards to have a nominating and corporate governance committee (which, under the NYSE's listing standards, would otherwise be required to be comprised entirely of independent directors), the Company has a Nominating Committee comprised entirely of directors who the Board of Directors has determined qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. The members of the Nominating Committee are Messrs. Bernikow, Feldberg (Chairman) and Wolfe. The functions of the Nominating Committee include the following:

•	identifying individuals qualified to become Board members;

•	selecting or recommending to the Board proposed nominees for Board membership;

•	recommending to the Board directors to serve on each of the Board's standing committees;

•	evaluating the Board's performance;

•	evaluating the CEO's and senior management's performance;

•	ensuring that succession planning takes place for the Chief Executive Officer and other senior management positions; and

•	periodically reviewing the Board's Corporate Governance Guidelines and recommending changes, if any.

The Nominating Committee's charter was originally adopted by the Board of Directors in March 2004. The Nominating Committee's charter is available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance."

The Nominating Committee identifies individuals qualified to become members of the Board when any vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, and selects or recommends that the Board select director nominees for each annual meeting of stockholders and director nominees to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating Committee will also consider director candidates recommended by stockholders. The process by which the Nominating Committee evaluates candidates submitted by stockholders does not differ from the process it follows for evaluating other nominees, except that the Nominating Committee may also take into consideration the number of shares held by the recommending stockholder, the length of time that such shares have been held and the number of candidates submitted by each stockholder or group of stockholders over the course of time. Stockholders desiring to submit candidates for director must submit their recommendation in writing (certified mail – return receipt requested) to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Secretary at Revlon, Inc., 237 Park Avenue, New York, New York, 10017. The Nominating Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered by the Nominating Committee for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders. To have a candidate considered by the Nominating Committee, a stockholder must, subject to further requests for information from the Nominating Committee, initially provide the following information:

•	the name and address of the stockholder, evidence of such stockholder's ownership of the Company's Common Stock, including the number of shares owned and the length of time of ownership, and a statement as to the number of director candidates such stockholder has submitted to the Nominating Committee during the period that such stockholder has owned shares of the Company's Common Stock, including the names of any candidates previously submitted by such stockholder;

•	the name of the candidate;

•	the candidate's resume or a listing of his or her qualifications to be a director of the Company;

•	any other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board; and

•	the candidate's consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

In evaluating nominees for director, the Nominating Committee is guided by, among other things, the principles for Board membership expressed in the Company's Corporate Governance Guidelines, which are available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance." The Nominating Committee does not set specific, minimum qualifications that nominees must meet but rather, in identifying and considering candidates for nomination to the Board, the Nominating Committee considers, in addition to the requirements set out in the Company's Corporate Governance Guidelines and the Nominating Committee's charter, the quality of the candidate's experience, the needs of the Company and the range of talent and experience represented on the Board. In its assessment of each potential candidate, the Nominating Committee will consider the nominee's reputation, judgment, accomplishments in present and prior positions, independence, knowledge and experience that may be relevant to the Company, and such other factors as the Nominating Committee determines are pertinent in light of the current needs of the Board. The Nominating Committee identifies potential nominees from various sources such as officers, directors and stockholders and from time to time retains the services of third party consultants to assist it in identifying and evaluating nominees.

Non-Management Executive Sessions

The Company's Corporate Governance Guidelines provide that the Company's Board of Directors will regularly meet in executive session without any member of the Company's management being present. The Company's independent directors will also meet in at least one non-management executive session per year attended only by independent directors. The presiding director at such non-management executive sessions of the Board is determined in accordance with the applicable provisions of the Company's By-Laws, such that the Chairman of the Board of Directors or, in his absence, a director chosen by a majority of the directors present at the non-management executive sessions, will preside at such meetings. The Board of Directors met regularly in executive session during 2004.

Compensation of Directors

Directors who currently are not receiving compensation as officers or employees of the Company or any of its affiliates ("Non-Employee Directors") are paid an annual retainer fee of $35,000, payable in quarterly installments, and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof that they attend. In May 2004, the Compensation Committee, after due consideration and consultation with Mercer, approved a compensation structure for the Company's Non-Employee Directors pursuant to which, in addition to annual retainer fees and meeting fees, annual Awards may be made to such directors. Under the program, the Compensation Committee will determine a maximum face value of the annual option grant each year for each director (which face value amount cannot exceed $100,000 in any given year and was set at $75,000 for each of 2004 and 2005), and the face value amount is divided by the closing price on the NYSE of the Company's Class A Common Stock on the date of the grant to determine the number of options to be granted to the director. On May 10, 2004, the Compensation Committee granted each of the Non-Employee Directors options to purchase 22,060 shares of the Company's Class A Common Stock, which options consist of non-qualified options having a term of seven years, become exercisable as to 25% of the Award on December 31, 2004 and thereafter become cumulatively exercisable in additional 25% increments on each subsequent December 31st, and which have an exercise price equal to $3.40, the per share closing market price on the NYSE of the Company's Class A Common Stock on the grant date. On March 7, 2005, the Compensation Committee granted each of the Non-Employee Directors options to purchase 29,412 shares of the Company's Class A Common Stock, which options consist of non-qualified options having a term of seven years, become exercisable as to 25% of the Award on March 7, 2006 and thereafter become cumulatively exercisable in additional 25% increments on each subsequent March 7th, and which have an exercise price equal to $2.55, the per share closing market price on the NYSE of the Company's Class A Common Stock on the grant date.

In recognition of their increased responsibilities, members of the Audit Committee are paid an annual Audit Committee retainer fee of $10,000, in addition to the annual retainer fee for Board membership, and a per meeting fee of $1,500 for each meeting of the Audit Committee that they attend.

Messrs. Bernikow and Landau are also non-employee members of the Board of Directors of Products Corporation, the Company's wholly-owned subsidiary, for which they are paid an annual retainer fee of $25,000 per annum and a meeting fee of $1,000 for each meeting of the Board of Directors of Products Corporation that they attend.

EXECUTIVE OFFICERS

The following table sets forth each of the executive officers of the Company as of December 31, 2004, except for Mr. Kretzman who became an executive officer effective in March 2005:

Name	Position
Jack L. Stahl	President and Chief Executive Officer
Thomas E. McGuire	Executive Vice President and Chief Financial Officer
Douglas H. Greeff	Former Executive Vice President – Strategic Finance
Robert K. Kretzman	Executive Vice President, Chief Legal Officer, General Counsel and Secretary

The following sets forth the ages, positions held with the Company and selected biographical information for the executive officers of the Company, in each case as of December 31, 2004:

Mr. Stahl (51) has been President and Chief Executive Officer of the Company and Products Corporation since February 2002 and a Director of the Company and Products Corporation since March 2002. Mr. Stahl served as President and Chief Operating Officer of Coca-Cola from February 2000 to March 2001. Prior to that, Mr. Stahl held various senior executive positions at Coca-Cola where he began his career in 1979. Mr. Stahl is also a Director of the Cosmetic, Toiletry, and Fragrance Association, Vice Chairman of the Board of the United Negro College Fund and is a member of the Board of Governors of the Boys & Girls Clubs of America.

Mr. McGuire (50) has been Executive Vice President and Chief Financial Officer of the Company and Products Corporation since August 2003. Mr. McGuire was the Founder and Chief Executive Officer of Human Capital Formation, LLC from August 2001 until August 2003. Mr. McGuire was the Chief Operating Officer of Zyman Marketing Group from July 2000 until May 2001. From March 1982 until June 2000, Mr. McGuire held various professional staff and senior financial executive positions at Coca-Cola.

Mr. Greeff (47) was Executive Vice President – Strategic Finance of the Company and Products Corporation from August 2003 until February 2005 when he ceased employment with the Company. He also served as Executive Vice President and Chief Financial Officer of the Company and Products Corporation from May 2000 until August 2003. From September 1998 to May 2000, Mr. Greeff was Managing Director, Fixed Income Global Loans, and Co-head of Leverage Finance at Salomon Smith Barney Inc. From January 1994 until August 1998, he was Managing Director, Global Loans and Head of Leverage and Acquisition Finance at Citibank N.A.

Mr. Kretzman (53) has been Executive Vice President, Chief Legal Officer, General Counsel and Secretary of the Company and of Products Corporation since December 2003. Mr. Kretzman served as Senior Vice President, General Counsel and Secretary of the Company and of Products Corporation from January 2000 until December 2003. Prior to becoming General Counsel, Mr. Kretzman served as Senior Vice President, Deputy General Counsel and Secretary from March 1998 to January 2000, as Vice President, Deputy General Counsel and Secretary from January 1997 to March 1998, and as Vice President and Secretary from September 1992 to January 1997. Mr. Kretzman joined the Company in 1988 as Senior Counsel responsible for mergers and acquisitions. Mr. Kretzman has also served as the Company's Chief Compliance Officer since January 2000.

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as Chief Executive Officer of the Company during 2004 and the four most highly paid executive officers (see footnote (a) below), other than the Chief Executive Officer, who served as executive officers of the Company during 2004 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries during such periods.

Summary Compensation Table

		Annual Compensation (a)			Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($) (b)	Securities Underlying Options	All Other Compensation ($)
Jack L. Stahl	2004	1,300,000	455,000	95,677	8,181,000	5,520,000	173,631
President and Chief	2003	1,300,000	—	103,244	—	100,000	173,277
Executive Officer (c)	2002	1,125,000	1,300,000	82,999	3,820,000	400,000	3,966,746
Thomas E. McGuire	2004	500,000	735,000	88,973	590,850	995,000	128,631
Executive Vice President	2003	182,692	—	18,678	150,500	100,000	25,224
and Chief Financial Officer (d)
Douglas H. Greeff	2004	889,817	313,980	15,529	—	—	1,009,264
Former Executive Vice	2003	884,833	190,720	13,820	—	—	14,056
President – Strategic Finance (e)	2002	811,365	600,960	16,670	226,800	75,000	8,974

(a)	The amounts shown in Annual Compensation for 2004, 2003 and 2002 reflect salary, bonus and other annual compensation (including, as required to be disclosed in accordance with Item 402 of Regulation S-K promulgated under the Exchange Act, perquisites and other personal benefits valued in excess of $50,000) and amounts reimbursed for payment of taxes awarded to, earned by or paid to the persons listed for services rendered to the Company and its subsidiaries. For the periods reported, the Company had an executive bonus plan in which executives participated (including Messrs. Stahl, McGuire and Greeff) (see "— Employment Agreements and Termination of Employment Arrangements"). The executive bonus plan provided for payment of cash compensation upon the achievement of predetermined business and personal performance objectives during the calendar year that are established by the Compensation Committee, except that in respect of 2003, as a result of the non-attainment of bonus objectives for that year, the Compensation Committee determined that no bonuses would be payable under the executive bonus plan or any other incentive compensation plan of the Company for that year. In addition, no salary increases were provided in 2004 and the Company's bonus plan target for 2004 was set at 50% of the regular bonus target. For 2004, the Company is reporting the compensation of Messrs. Stahl, McGuire and Greeff, its only executive officers during 2004. In February 2005, Mr. Greeff, the Company's former Executive Vice President – Strategic Finance, ceased employment with the Company.

(b)	See footnotes (c), (d) and (e) below for information concerning the number, value and vesting schedules on restricted stock awards to the Named Executive Officers under the Stock Plan. The options granted to Named Executive Officers during 2004 pursuant to the Stock Plan are discussed below under "Option Grants in the Last Fiscal Year."

(c)	Mr. Stahl became President and Chief Executive Officer of the Company during February 2002. In March 2005, Mr. Stahl received a bonus of $455,000 in respect of 2004 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee. The amount shown for Mr. Stahl under Other Annual Compensation for 2004 includes $95,677 in respect of gross ups for taxes on imputed income arising out of (x) personal use of a Company-provided automobile, (y) premiums paid or reimbursed by the Company in respect of life insurance and (z) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Stahl's compensation for 2004 also included (i) $21,188 in respect of use of a Company-provided automobile, (ii) $11,886 in Company-paid contributions under the Company's Executive Medical Plan, and (iii) $8,500 for tax preparation expenses in 2004. The amount shown under All Other Compensation for 2004 reflects (i) $16,513 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on loans to executive officers) to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see "— Employment Agreements and Termination of Employment Arrangements"), (iii) $6,150 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees. On April 14, 2004, Mr. Stahl was awarded a grant of 2,700,000 shares of restricted stock under the Stock Plan. The value of the restricted stock Awards granted to Mr. Stahl on April 14, 2004 as reflected in the table is based on the $3.03 per share closing price of the Company's Class A Common Stock on the NYSE on the grant date. The value of these restricted stock Awards as of December 31, 2004 was $6,210,000, based on a per share price of $2.30, the closing price of the Company's Class A Common Stock on the NYSE on December 31, 2004. Provided Mr. Stahl remains continuously employed by the Company, or if he is terminated by the Company without "cause" or if he terminates his employment for "good reason" (as each such term is described in Mr. Stahl's employment agreement, as amended), his 2004 restricted stock Award will vest in one-third increments beginning on April 14, 2005 and thereafter as to an additional one-third on each subsequent anniversary of the grant date. No dividends will be paid on unvested restricted stock granted to Mr. Stahl in 2004.

The amount shown for Mr. Stahl under Other Annual Compensation for 2003 includes $103,244 in respect of gross ups for taxes on imputed income arising out of (i) personal use of a Company-provided automobile, (ii) premiums paid or reimbursed by the Company in respect of life insurance and (iii) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. The amount shown under All Other Compensation for 2003 reflects (i) $16,309 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see "— Employment Agreements and Termination of Employment Arrangements"), (iii) $6,000 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees.

Mr. Stahl received a guaranteed bonus of $1,300,000 in respect of 2002 pursuant to the terms of his employment agreement. The amount shown for Mr. Stahl under Other Annual Compensation for 2002 includes $82,999 in respect of gross ups for taxes on imputed income arising out of (i) personal use of a Company-provided automobile, (ii) premiums paid or reimbursed by the Company in respect of life insurance, (iii) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement and (iv) relocation expenses paid or reimbursed by the Company in 2002. The amount shown under All Other Compensation for 2002 reflects (i) $7,350 in Company-paid relocation expenses, (ii) $13,081 in respect of life insurance premiums, (iii) $79,315 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see "— Employment Agreements and Termination of Employment Arrangements"), (iv) $6,000 in respect of matching contributions under the 401(k) Plan, (v) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees and (vi) $3,846,000 for imputed income in connection with receipt of an Award of restricted stock reflected in the Summary Compensation Table as to which he made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986 (as amended, the "Code").

On February 17, 2002 (the "2002 Stahl Grant Date"), Mr. Stahl was awarded a grant of 470,000 shares of restricted stock under the Stock Plan and 530,000 shares of restricted stock under the Revlon, Inc. 2002 Supplemental Stock Plan (the "Supplemental Stock Plan"). The value of the restricted stock Awards granted to Mr. Stahl on the 2002 Stahl Grant Date as reflected in the table is based on the $3.82 per share closing price of the Company's Class A Common Stock on the NYSE on the 2002 Stahl Grant Date. The value of these restricted stock Awards as of December 31, 2004 was $2,300,000, based on a per share price of $2.30, the closing price of the Company's Class A Common Stock on the NYSE on December 31, 2004. Provided Mr. Stahl remains continuously employed by the Company, or if he is terminated by the Company without "cause" or if he terminates his employment for "good reason" (as each such term is described in Mr. Stahl's employment agreement, as amended), his 2002 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. Stahl's restricted stock Award will vest until the second anniversary of the 2002 Stahl Grant Date, unless such 20-day average closing price has equaled or exceeded $25.00 per share, (ii) all of the shares of restricted stock awarded to Mr. Stahl will vest immediately in the event of a "change in control" as defined in Mr. Stahl's restricted stock agreement and (iii) on the fourth anniversary of the 2002 Stahl Grant Date, restrictions shall lapse as to an additional 250,000 shares of such restricted stock, and on the fifth anniversary of the 2002 Stahl Grant Date, restrictions shall lapse as to 500,000 shares of such restricted stock as to which restrictions had not previously lapsed. In accordance with the terms of the grant, on June 18, 2004, restrictions lapsed as to 250,000 shares of Mr. Stahl's restricted stock award. In the event that, prior to the fifth anniversary of the 2002 Stahl Grant Date, and subject to clause (ii) earlier in this paragraph, Mr. Stahl's employment with the Company terminates as a result of Mr. Stahl's "disability" (as such term is defined or described in Mr. Stahl's employment agreement, as amended), restrictions shall lapse with respect to an additional number of shares of restricted stock, if any, such that the aggregate number of shares of restricted stock as to which restrictions shall have lapsed will equal the greater of (i) 250,000 and (ii) the product of (X) 1,000,000 and (Y) a fraction, the numerator of which is the number of full calendar months during which Mr. Stahl was employed after the 2002 Stahl Grant Date (disregarding service prior to March 1, 2002) and the denominator of which is 60. In addition, if Mr. Stahl's employment is terminated by Mr. Stahl for "good reason" or is terminated by the Company other than for "cause" or "disability" (as each such term is defined or described in Mr. Stahl's employment agreement, as amended) during the 120-day period immediately preceding the date of a "change in control" (as defined in Mr. Stahl's restricted stock agreement), then the shares of restricted stock previously forfeited upon such termination of employment will be reinstated and the restrictions relating thereto will lapse and such shares will be deemed fully vested as of the date of the change in control. In the event that cash or any in-kind distributions are made in respect of the Company's Common Stock prior to the lapse of the restrictions relating to any of Mr. Stahl's restricted stock granted to Mr. Stahl on the 2002 Stahl Grant Date as to which the restrictions have not lapsed, such dividends will be held by the Company and paid to Mr. Stahl when, and if, the restrictions on such restricted stock lapse.

Mr. Stahl's employment agreement was amended on December 17, 2004 to provide for continued vesting of equity awards previously granted to Mr. Stahl in the event that he is terminated by the Company without "cause" or if Mr. Stahl shall terminate his employment for "good reason" (as each such term is defined or described in Mr. Stahl's employment agreement, as amended). Specifically, as described above, in the event that Mr. Stahl is terminated without "cause" or if he terminates his employment for "good reason," the stock option awards granted to Mr. Stahl by the Company on February 17, 2002, May 19, 2003 and April 14, 2004, and the restricted stock awards granted to Mr. Stahl on February 17, 2002 and April 14, 2004, shall continue to vest in accordance with their terms as if Mr. Stahl's employment had not been terminated and he had remained employed by the Company, and those stock option awards shall remain exercisable until the later of (i) one year after such existing option award becomes 100% fully vested and exercisable or (ii) 18 months following Mr. Stahl's termination of employment, but in no event beyond the original option term of each such award.

(d)	Mr. McGuire became Executive Vice President and Chief Financial Officer of the Company during August 2003. In March 2005, Mr. McGuire received a bonus of $135,000 in respect of 2004 pursuant to the terms of the executive bonus plan, $70,875 of which was based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee and $64,125 of which was a discretionary bonus approved by the Compensation Committee in recognition of, among other things, Mr. McGuire's significant contributions to the Company's refinancing activities during 2004. In addition, pursuant to the terms of his employment agreement, in January 2005 Mr. McGuire received a $600,000 retention incentive in respect of 2004, intended to assist him towards funding the purchase of a home in the New York metropolitan area (see "— Employment Agreements and Termination of Employment Arrangements"). The amount shown for Mr. McGuire under Other Annual Compensation for 2004 includes $88,973 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2004. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. McGuire's compensation for 2004 also included $15,000 in respect of a cash car allowance. The amount shown under All Other Compensation for 2004 reflects (i) $119,835 in Company-paid expenses for temporary corporate housing and travel to and from Atlanta pending his relocation to the New York metropolitan area and (ii) $2,546 in respect of life insurance premiums. On April 14, 2004, Mr. McGuire was awarded a grant of 195,000 shares of restricted stock under the Stock Plan. The value of the restricted stock Awards granted to Mr. McGuire on April 14, 2004 as reflected in the table is based on the $3.03 per share closing price of the Company's Class A Common Stock on the NYSE on that date. The value of these restricted stock Awards as of December 31, 2004 was $448,500, based on a per share price of $2.30, the closing price of the Company's Class A Common Stock on the NYSE on December 31, 2004. Provided Mr. McGuire remains continuously employed by the Company, his 2004 restricted stock Award will vest in one-third increments beginning on April 14, 2005 and thereafter as to an additional one-third on each subsequent anniversary of the grant date. No dividends will be paid on the unvested restricted stock granted to Mr. McGuire in 2004.

On August 18, 2003 (the "2003 McGuire Grant Date"), Mr. McGuire was awarded 50,000 shares of restricted stock under the Stock Plan. The value of the restricted stock Awards granted to Mr. McGuire on the 2003 McGuire Grant Date as reflected in the table is based on the $3.01 per share closing price of the Company's Class A Common Stock on the NYSE on the 2003 McGuire Grant Date. The value of these restricted stock Awards as of December 31, 2004 was $115,000, based on a per share price of $2.30, the closing price of the Company's Class A Common Stock on the NYSE on December 31, 2004. The amount shown for Mr. McGuire under Other Annual Compensation for 2003 includes $18,678 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2003. The amount shown under All Other Compensation for 2003 reflects (i) $24,732 in Company-paid relocation expenses and (ii) $492 in respect of premiums under the Company's basic life insurance program. Provided Mr. McGuire remains continuously employed by the Company, his 2003 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. McGuire's 2003 restricted stock Award will vest until the second anniversary of the 2003 McGuire Grant Date, (ii) all of the shares of restricted stock awarded to Mr. McGuire in 2003 will vest immediately in the event of a "change in control" (as defined in Mr. McGuire's restricted stock agreement) and (iii) all of the shares of restricted stock granted to Mr. McGuire in 2003 that have not previously vested will fully vest on the third anniversary of the 2003 McGuire Grant Date. No dividends will be paid on the unvested restricted stock granted to Mr. McGuire in 2003.

(e)	Mr. Greeff served as Executive Vice President and Chief Financial Officer of the Company during all of 2002 and until August 2003, when he became Executive Vice President - Strategic Finance of the Company. In February 2005, Mr. Greeff ceased employment with the Company. In March 2005, Mr. Greeff received a bonus of $133,500 in respect of 2004 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee. In 2004, Mr. Greeff also received a bonus of $180,480 pursuant to the terms of his employment agreement, as a special bonus in respect of repayment of a loan made by the Company to Mr. Greeff when he joined the Company in 2000, prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibition on loans to executive officers (the "2000 Loan") (see "— Employment Agreements and Termination of Employment Arrangements"). The amount shown for Mr. Greeff under Other Annual Compensation for 2004 includes $15,529 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. In addition, although not required to be disclosed in the

Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Greeff's compensation for 2004 also included $21,005 in respect of use of a Company-provided automobile and $11,886 in Company-paid contributions under the Company's Executive Medical Plan in 2004. The amount shown for Mr. Greeff under All Other Compensation for 2004 reflects (i) $3,114 in respect of life insurance premiums, (ii) $6,150 in respect of matching contributions under the 401(k) Plan and (iii) $1,000,000 paid in March 2005 pursuant to the terms of Mr. Greeff's employment agreement and the Greeff Separation Agreement (as defined below), based upon the completion of objectives relating to the successful completion of the Exchange Transactions and the refinancing of the Company's credit agreement during 2004 (see "— Employment Agreements and Termination of Employment Arrangements").

In 2003, Mr. Greeff received a bonus of $190,720 pursuant to the terms of his employment agreement as a special bonus in respect of repayment of the 2000 Loan (see "— Employment Agreements and Termination of Employment Arrangements"). The amount shown for Mr. Greeff under Other Annual Compensation for 2003 includes $13,820 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. The amount shown for Mr. Greeff under All Other Compensation for 2003 reflects (i) $3,056 in respect of life insurance premiums, (ii) $6,000 in respect of matching contributions under the 401(k) Plan and (iii) $5,000 in respect of reimbursement of expenses in connection with an amendment of Mr. Greeff's employment agreement.

In 2002, Mr. Greeff received a bonus of $600,960, of which $200,960 was paid pursuant to the terms of his employment agreement as a special bonus in respect of repayment of the 2000 Loan (see "— Employment Agreements and Termination of Employment Arrangements") and the balance of $400,000 was a discretionary bonus paid in respect of 2002 pursuant to the executive bonus plan. The amount shown for Mr. Greeff under Other Annual Compensation for 2002 includes $16,670 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. The amount shown under All Other Compensation for 2002 reflects (i) $2,974 in respect of life insurance premiums and (ii) $6,000 in respect of matching contributions under the 401(k) Plan. On September 17, 2002 (the "2002 Greeff Grant Date"), Mr. Greeff was awarded a grant of 60,000 shares of restricted stock under the Stock Plan. The value of the restricted stock Awards granted to Mr. Greeff on the 2002 Greeff Grant Date as reflected in the table is based on the $3.78 per share closing price of the Company's Class A Common Stock on the NYSE on the 2002 Greeff Grant Date. The value of these restricted stock Awards as of December 31, 2004 was $138,000, based on a per share price of $2.30, the closing price of the Company's Class A Common Stock on the NYSE on December 31, 2004. As provided in the Greeff Separation Agreement (as defined below), Mr. Greeff's 2002 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. Greeff's 2002 restricted stock Award will vest until the second anniversary of the 2002 Greeff Grant Date, (ii) all of the shares of restricted stock awarded to Mr. Greeff in 2002 will vest immediately in the event of a "change in control" (as defined in Mr. Greeff's restricted stock agreement) and (iii) all of the shares of restricted stock granted to Mr. Greeff in 2002 which have not previously vested will fully vest on the third anniversary of the 2002 Greeff Grant Date. No dividends will be paid on the unvested restricted stock granted to Mr. Greeff in 2002.

Mr. Greeff received a bonus of $511,200 in respect of 2001, of which $211,200 was paid pursuant to the terms of his employment agreement as a special bonus in respect of repayment of the 2000 Loan (see "— Employment Agreements and Termination of Employment Arrangements") and the balance of $300,000 was paid in respect of 2001 pursuant to the executive bonus plan as a short-term cash bonus in recognition of the Company's successful refinancing of its credit agreement in 2001 (which was subsequently refinanced in July 2004) and issuing Products Corporation's 12% Senior Secured Notes (which were redeemed in full during 2004). $150,000 of Mr. Greeff's bonus in respect of 2001 was paid in 2002 and the remaining $150,000 was paid in 2003.

OPTION GRANTS IN THE LAST FISCAL YEAR

During 2004, the following grants of stock options were made pursuant to the Stock Plan to the Named Executive Officers:

	Individual Grants				Grant Date Value (a)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Jack L. Stahl	5,520,000	22.51%	3.03	4/14/11	11,476,080
Thomas E. McGuire	995,000	4.06%	3.03	4/14/11	2,068,605
Douglas H. Greeff	—	—	—	—	—

The options granted to Messrs. Stahl and McGuire in 2004 under the Stock Plan were awarded on April 14, 2004 and consist of non-qualified options having a term of seven years. The options vested 25% on December 31, 2004, will continue to vest in additional 25% increments on each December 31st thereafter and will become 100% vested on December 31, 2007. The options have an exercise price equal to $3.03, the per share closing price on the NYSE of the Company's Class A Common Stock on such grant date, as indicated in the table above.

(a)	Grant Date Present Values were calculated using the Black-Scholes option pricing model. The model as applied used April 14, 2004 with respect to options granted to Messrs. Stahl and McGuire on such date. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: (i) a risk-free rate of return of 3.95%, which was the rate as of April 14, 2004 for the U.S. Treasury Zero Coupon Bond issue with a remaining term similar to the expected term of the options; (ii) stock price volatility of 68.99% based upon the volatility of the stock price of the Company's Class A Common Stock; (iii) a constant dividend rate of zero percent; and (iv) that the options normally would be exercised seven years from the grant date. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of the Company's Class A Common Stock during the applicable period and upon when they are exercised.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following chart shows the number of stock options exercised during 2004 and the 2004 year-end value of the stock options held by the Named Executive Officers:

Name	Shares Acquired on Exercise During 2004	Value Realized During 2004	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2004 (#)	Value of In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2004 (a) ($)
Jack L. Stahl	—	—	1,405,000/ 4,615,000	—
Thomas E. McGuire	—	—	273,750/821,250	—
Douglas H. Greeff	—	—	179,167/45,833	—

(a)	Amounts shown represent the difference between the exercise price of the options (exercisable or unexercisable, as the case may be) and the market value of the underlying shares of the Company's Class A Common Stock at year end, calculated using $2.30, the December 31, 2004 closing price on the NYSE of the Company's Class A Common Stock. As the closing price of the Company's Class A Common Stock on December 31, 2004 was less than the exercise price of the stock options referred to in the table above, the options were not in-the-money as of that date and, accordingly, had no value. The actual value, if any, an executive may realize upon exercise of a stock option depends upon the amount by which the market price of shares of the Company's Class A Common Stock exceeds the exercise price per share when the stock options are exercised.

Employment Agreements and Termination of Employment Arrangements

Each of Messrs. Stahl and McGuire has, and Mr. Greeff had, an executive employment agreement with Products Corporation.

Mr. Stahl's employment agreement, as amended (as so amended, his "employment agreement"), provides that he will serve as President and Chief Executive Officer at a base salary of not less than $1,300,000 per annum, and that he receive a bonus of not less than $1,300,000 in respect of 2002 (which bonus was paid in February 2003) and grants of 1,000,000 shares of restricted stock and 400,000 options upon joining the Company in 2002 (which grants were made on the 2002 Stahl Grant Date). The initial term of Mr. Stahl's employment agreement, as amended, ends on February 16, 2008, provided, however, that at any time on or after February 17, 2005, Products Corporation may terminate Mr. Stahl's employment by 36 months' prior written notice of non-renewal of the agreement.

Mr. Stahl's employment agreement provides for participation in the executive bonus plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. Mr. Stahl's employment agreement provides for Company-paid supplemental disability insurance and supplemental term life insurance coverage with a death benefit of $10,000,000 during employment. The employment agreement for Mr. Stahl also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. Stahl's employment agreement provides that in the event of termination of the term by Mr. Stahl for "good reason" (as defined in Mr. Stahl's employment agreement), or by the Company (otherwise than for "cause" or "disability" as each such term is defined or described in Mr. Stahl's employment agreement), Mr. Stahl would be entitled, at his election, to severance pursuant to Products Corporation's Executive Severance Policy (see "— Executive Severance Policy") (other than the six-month limit on lump sum payments provided for in such policy, which six-month limit provision would not apply to Mr. Stahl); or continued payments of base salary, continued participation in the Company's life insurance plan (which life insurance coverage is subject to a limit of two years) and medical plans subject to the terms of such plans, and continued Company-paid supplemental term life insurance, in each case through the date occurring 36 months after the date of notice of non-renewal, or in the case of medical plan participation only, until such earlier date on which Mr. Stahl were to become covered by like plans of another company. In addition, Mr. Stahl's employment agreement provides that if he remains employed by Products Corporation or its affiliates until age 60, then upon any subsequent retirement he will be entitled to a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates, as well as any such plans of Mr. Stahl's past employers or their affiliates (expressed as a straight life annuity), equals $500,000. If Mr. Stahl's employment were to terminate on or after February 28, 2005 and prior to February 28, 2006, then he would receive 24.99% of the supplemental pension benefit otherwise payable pursuant to his employment agreement and thereafter an additional 8.33% would accrue as of each February 28th on which Mr. Stahl is still employed (but in no event more than would have been payable to Mr. Stahl under the foregoing provision had he retired at age 60). Mr. Stahl would not receive any supplemental pension benefit and any amounts then being paid for supplemental pension benefits would immediately cease if he were to materially breach his employment agreement or be terminated by the Company for "cause" (as defined in Mr. Stahl's employment agreement). Mr. Stahl's employment agreement provides for continuation of group life insurance and executive medical insurance coverage in the event of permanent disability.

Mr. Stahl's employment agreement provides that he is entitled to a loan from Products Corporation to satisfy state, local and federal income taxes (including any withholding taxes) incurred by him as a result of his making an election under Section 83(b) of the Code in connection with the 1,000,000 shares of restricted stock which were granted to him by the Company on the 2002 Stahl Grant Date. Mr. Stahl received such loan from Products Corporation in the amount of $1,800,000 in March 2002, prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibition on loans to executive officers. Interest on such loan is payable at the applicable federal rate required to avoid imputation of income tax liability. The full principal amount of such loan and all accrued interest is due and payable on February 17, 2007 (the fifth anniversary of the 2002 Stahl Grant Date), provided that if Mr. Stahl terminates his employment for

"good reason" or the Company terminates him other than for "disability" or "cause" (as each such term is defined or described in Mr. Stahl's employment agreement), the outstanding balance of such loan and all accrued interest would be forgiven. Such loan is secured by a pledge of the 1,000,000 shares of restricted stock which were granted to Mr. Stahl on the 2002 Stahl Grant Date and such loan and pledge are evidenced by a Promissory Note and a Pledge Agreement, each dated March 13, 2002. Mr. Stahl's employment agreement also provides that he is entitled to a mortgage loan to cover the purchase of a principal residence in the New York metropolitan area and/or a Manhattan apartment, in the principal amount of $2,000,000, which loan was advanced by Products Corporation to Mr. Stahl on May 20, 2002, prior to the passage of the Sarbanes-Oxley Act of 2002. The principal of the mortgage loan is repayable on a monthly basis during the period from June 1, 2002 through and including May 1, 2032, with interest at the applicable federal rate, with the unpaid principal and accrued and unpaid interest due in full 90 days after Mr. Stahl's employment with the Company terminates, whichever occurs earlier. Pursuant to his employment agreement, Mr. Stahl is entitled to receive additional compensation payable on a monthly basis equal to the amount repaid by him in respect of interest and principal on the mortgage loan, plus a gross up for any taxes resulting from such additional compensation. If during the term of his employment agreement Mr. Stahl terminates his employment for "good reason," or the Company terminates his employment other than for "disability" or "cause" (as each such term is defined or described in Mr. Stahl's employment agreement), the mortgage loan from the Company would be forgiven in its entirety.

Mr. Stahl's employment agreement was amended on December 17, 2004 to extend the term of his agreement to February 16, 2008 and to provide for continued vesting of equity awards previously granted to Mr. Stahl in the event that he is terminated by the Company without "cause" or if Mr. Stahl terminates his employment for "good reason" (as each such term is defined or described in Mr. Stahl's employment agreement). Specifically, in the event that Mr. Stahl was terminated without "cause" or if he terminated his employment for "good reason," the stock option awards granted to Mr. Stahl by the Company on February 17, 2002, May 19, 2003 and April 14, 2004, and the restricted stock awards granted to Mr. Stahl on February 17, 2002 and April 14, 2004, would continue to vest in accordance with their terms as if Mr. Stahl's employment had not been terminated and he had remained employed by the Company, and those stock option awards shall remain exercisable until the later of (i) one year after such existing option award becomes 100% fully vested and exercisable or (ii) 18 months following Mr. Stahl's termination of employment, but in no event beyond the original option term of each such award; provided, however, that in the event of continued vesting of any option awards or restricted stock awards, as described above, the non-solicitation and non-competition covenants in Mr. Stahl's employment agreement shall remain in effect at least until the date that all existing equity awards are fully vested.

Mr. McGuire's employment agreement with Products Corporation, as amended (as so amended, his "employment agreement"), provides that he will serve as Executive Vice President and Chief Financial Officer at a base salary of not less than $500,000 per annum and that he receive a (i) retention incentive of $600,000 to be paid not later than December 31, 2004 (which payment was made on January 13, 2005) intended to assist him in purchasing a home in the New York metropolitan area, and (ii) grant of (A) 50,000 shares of restricted stock in 2003 (which grant was made on the 2003 McGuire Grant Date), (B) 100,000 options in 2003 (which grant was made on the 2003 McGuire Grant Date), (C) 25,000 options in 2004 (which grant was made on April 14, 2004) and (D) 25,000 options in 2005. The term of Mr. McGuire's employment agreement ends on August 17, 2006. During any period that his employment continues after August 17, 2006, Mr. McGuire would be deemed an employee at will and would be eligible for severance under Products Corporation's Executive Severance Policy (see "— Executive Severance Policy"), provided that the Severance Period for Mr. McGuire shall not be less than 24 months.

Mr. McGuire's employment agreement provides for participation in the executive bonus plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. The employment agreement for Mr. McGuire also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. McGuire's employment agreement provides that in the event of termination of the term by Mr. McGuire for material breach by the Company of a material provision of such agreement or failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option or restricted stock grants to be provided under his employment agreement, or by the Company (otherwise than for "cause" as defined in Mr. McGuire's employment agreement or disability), Mr. McGuire would be entitled, at his election, to severance pursuant to the Executive Severance Policy (see "— Executive Severance Policy") (provided that the Severance Period for Mr. McGuire shall not be less than 24 months) or continued payments of base salary through August 17, 2006 and continued participation in the Company's life insurance plan, which life insurance coverage is subject to a limit of two years, and medical plans, subject to the terms of such plans through August 17, 2006 or until Mr. McGuire were covered by like plans of another company.

Mr. McGuire's original employment agreement provided that Mr. McGuire was eligible for certain relocation and retention benefits with the expectation that he would sell his home in Atlanta by August 18, 2004 and complete his relocation to New York by October 18, 2004. Due to the significant time that Mr. McGuire spent on the Company's refinancing activities during 2004, which did not permit Mr. McGuire to pursue his relocation, the employment agreement was amended in December 2004 to allow Mr. McGuire until August 18, 2005 to sell his home in Atlanta, until October 18, 2005 to complete his relocation to the New York metropolitan area and to extend the period that Products Corporation's would provide him with reasonable corporate housing until December 31, 2004.

Mr. Greeff ceased employment with the Company during February 2005 pursuant to the terms of a separation agreement between Products Corporation and Mr. Greeff, dated as of February 18, 2005 (the "Greeff Separation Agreement"). Under the Greeff Separation Agreement, Mr. Greeff will receive severance pay and benefits substantially in accordance with the terms provided in his employment agreement with Products Corporation, as amended (as so amended, his "employment agreement"). Mr. Greeff's employment agreement had provided that he would serve as Executive Vice President - Strategic Finance at a base salary of not less than $650,000 per annum and that he would receive a grant of (i) 50,000 shares of restricted stock in 2001 (which grant was made on June 18, 2001), (ii) 50,000 options in 2001 (which grant was made on March 26, 2001) and (iii) 50,000 options in 2002 (which grant was made on February 15, 2002). Mr. Greeff's employment agreement provided for participation in the executive bonus plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally and for Company-paid supplemental disability insurance. The employment agreement for Mr. Greeff also provided for protection of Company confidential information and included a non-compete obligation.

Mr. Greeff's employment agreement provided that in the event of termination of the term by Mr. Greeff for breach by the Company of a material provision of such agreement or failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option grants, or by the Company prior to December 31, 2006 (otherwise than for "cause" as defined in Mr. Greeff's employment agreement or disability), Mr. Greeff would be entitled, at his election, to 24 months severance pay pursuant to the Executive Severance Policy (see "— Executive Severance Policy") (other than the six-month limit on lump sum payments provided for in the Executive Severance Policy, which six-month limit provision would not apply to Mr. Greeff) or continued payments of base salary through December 31, 2006 and continued participation in the Company's life insurance plan (which life insurance coverage is subject to a limit of two years) and medical plans, subject to the terms of such plans through December 31, 2006 or until Mr. Greeff were covered by like plans of another company, and continued Company-paid supplemental disability insurance. In addition, Mr. Greeff's employment agreement provided that if he remained employed by Products Corporation or its affiliates until age 62, then upon any subsequent retirement he would have been entitled to a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates, as well as any such plans of Mr. Greeff's past employers or their affiliates (expressed as a straight life annuity), equaled $400,000. His employment agreement also provided that if Mr. Greeff's employment were to terminate on or after December 31, 2003 and prior to December 31, 2004, then he would have received 36.36% of the supplemental pension benefit otherwise payable pursuant to his employment agreement and thereafter an additional 9.09% would accrue as of each December 31st on which Mr. Greeff was still employed (but in no event more than would have been payable to Mr. Greeff under the foregoing provision had he retired at age 62). Mr. Greeff would not have received any supplemental pension benefit and would have been required to reimburse the Company for any supplemental pension benefits received if he were to breach the employment agreement or be terminated by the Company for "cause" (as defined in Mr. Greeff's employment agreement). Mr. Greeff's employment agreement provided for continuation of group life insurance and executive medical insurance coverage in the event of permanent disability.

Mr. Greeff's employment agreement provided that he was entitled to the 2000 Loan from Products Corporation, in the amount of $800,000 (which loan he received in 2000, prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibition on loans to executive officers), with the principal to be payable in five equal installments of $160,000, plus interest at the applicable federal rate, on each of May 9, 2001, May 9, 2002, May 9, 2003, May 9, 2004 (which installments were each repaid) and May 9, 2005, provided that the total principal amount of such loan and any accrued but unpaid interest at the applicable federal rate (the "Loan Payment") was due and payable upon the earlier of the January 15th immediately following the termination of Mr. Greeff's employment for any reason, or May 9, 2005. In addition, Mr. Greeff's employment agreement provided that he was entitled to a special bonus, payable on each May 9th (which special bonus was paid on May 9, 2001, May 9, 2002, May 9, 2003 and May 9, 2004) and ending with May 9, 2005, equal to the sum of the Loan Payment with respect to such year, provided that he remained employed on each such May 9th, and provided further that in the event that Mr. Greeff terminated his employment for "good reason" or was terminated for a reason other than "cause" (as such terms are defined in Mr. Greeff's employment agreement), he would be entitled to a special bonus in the amount of $800,000 minus the sum of any special bonuses paid through the date of such termination plus accrued but unpaid interest at the applicable federal rate. Pursuant to the Greeff Separation Agreement, Mr. Greeff is scheduled to make the Loan Payment by May 9, 2005 and receive a special bonus in an equivalent amount on such date. Notwithstanding the above, the employment agreement provided that if Mr. Greeff was to terminate his employment other than for "good reason" or the Company were to terminate his employment for "cause" (as such terms are defined in Mr. Greeff's employment agreement), or if he breached certain post-employment covenants, any bonus described above would be forfeited or repaid by Mr. Greeff, as the case may be. Mr. Greeff's employment agreement also provided that he was eligible to receive a payment of not less than $1,000,000, subject to approval by the Compensation Committee, upon the completion of objectives relating to the Company's long-term financings, provided that Mr. Greeff remained employed at such time. Pursuant to the terms of his employment agreement and the Greeff Separation Agreement, in March 2005 Mr. Greeff received a payment of $1,000,000 in respect of 2004 in recognition of the successful completion of the Exchange Transactions and the refinancing of the Company's credit agreement during 2004.

The Greeff Separation Agreement provides that he will receive all of the compensation and benefits provided for in his employment agreement, including salary continuation payments through December 31, 2006, which, unless in its reasonably exercised discretion the Company decides otherwise, will be reduced on account of any compensation earned by Mr. Greeff from employment or consulting services. In addition, pursuant to the terms of his employment agreement and in accordance with the terms of the Company's executive bonus plan, the Greeff Separation Agreement provides that Mr. Greeff is entitled to a bonus in respect of 2004 under the executive bonus plan, based upon the extent, if any, of achievement of objective performance-based criteria established by the Compensation Committee during 2004. Such a bonus, in the amount of $133,500, was paid to Mr. Greeff in March 2005. In accordance with the terms of his employment agreement, Mr. Greeff will also be entitled to continue his existing medical/dental benefits, disability and life insurance until the end of the severance period or December 31, 2006 or, in the case of medical/dental benefits, until such earlier date he becomes eligible for coverage under like plans of another employer.

The Greeff Separation Agreement further provides, pursuant to the terms of Mr. Greeff's employment agreement, that each of Mr. Greeff's existing stock option grants will continue to vest in accordance with their respective terms and remain exercisable for one year following the later of the date each such grant becomes fully vested and exercisable or the date Mr. Greeff ceased to be employed by the Company. Pursuant to the Greeff Separation Agreement, Mr. Greeff received an award of options to acquire 240,000 shares of the Company's Class A Common Stock, which options have a term of 7 years and vest in 25% increments per year, with the grant continuing to remain exercisable for one year following the date such grant becomes fully vested, which grant was made upon the recommendation of the Company and the approval of the Compensation Committee in February 2005. Also under the Greeff Separation Agreement, the 60,000 shares of restricted stock awarded to Mr. Greeff on the 2002 Greeff Grant Date, which were due to vest on September 17, 2005 had Mr. Greeff remained employed by the Company, will continue to vest in accordance with their terms.

Executive Severance Policy

Products Corporation's Executive Severance Policy provides that upon termination of employment of eligible executive employees, including Messrs. Stahl, McGuire and Greeff, other than voluntary resignation or termination by Products Corporation for good reason, in consideration for the executive's execution of a release and confidentiality agreement and the Company's standard employee non-competition agreement, the eligible executive may be entitled to receive, in lieu of severance under any employment agreement then in effect or under Products Corporation's basic severance plan, a number of months of severance pay in bi-weekly installments based upon such executive's grade level and years of service, reduced by the amount of any compensation from subsequent employment, unemployment compensation or statutory termination payments received by such executive during the severance period and, in certain circumstances, by the actuarial value of enhanced pension benefits received by the executive, as well as continued participation in medical and certain other benefit plans for the severance period (or in lieu thereof, upon commencement of subsequent employment, a lump sum payment equal to the then present value of 50% of the amount of base salary then remaining payable through the balance of the severance period, generally capped at six months pay and subject to any restrictions under the Code. Pursuant to the Executive Severance Policy, upon meeting the conditions set forth in such policy, as of December 31, 2004, Messrs. Stahl and McGuire could be entitled to severance pay of up to 21 and 19 months of base salary, respectively, at the base salary rate in effect on the date of employment termination, plus continued participation in the medical and dental plans for the same respective periods on the same terms as active employees, provided that under Mr. McGuire's employment agreement the severance period is at least 24 months and under Mr. Stahl's agreement he is entitled to 36 months' severance. The terms of Mr. Greeff's severance arrangements are governed by the Greeff Separation Agreement.

Defined Benefit Plans

In accordance with the terms of the Revlon Employees' Retirement Plan (the "Retirement Plan"), the following table shows the estimated annual retirement benefits payable (as of December 31, 2004) under the non-cash balance program of the Retirement Plan (the "Non-Cash Balance Program") at normal retirement age (65) to a person retiring with the indicated average compensation and years of credited service, on a straight life annuity basis, after Social Security offset, including amounts attributable to the Revlon Pension Equalization Plan, as amended (the "Pension Equalization Plan"), as described below.

Highest Consecutive Five-Year Average Compensation During Final 10 Years ($)	Estimated Annual Straight Life Annuity Benefits At Retirement With Indicated Years Of Credited Service ($) (a)
	15	20	25	30	35
600,000	150,525	200,700	250,875	301,050	301,050
700,000	176,525	235,367	294,208	353,050	353,050
800,000	202,525	270,033	337,542	405,050	405,050
900,000	228,525	304,700	380,875	457,050	457,050
1,000,000	254,525	339,367	424,208	500,000	500,000
1,100,000	280,525	374,033	467,542	500,000	500,000
1,200,000	306,525	408,700	500,000	500,000	500,000
1,300,000	332,525	443,367	500,000	500,000	500,000
1,400,000	358,525	478,033	500,000	500,000	500,000
1,500,000	384,525	500,000	500,000	500,000	500,000
2,000,000	500,000	500,000	500,000	500,000	500,000
2,500,000	500,000	500,000	500,000	500,000	500,000

(a)	The normal form of benefit for the Retirement Plan and the Pension Equalization Plan is a straight life annuity.

The Retirement Plan is intended to be a tax qualified defined benefit plan. Non-Cash Balance Program benefits are a function of service and final average compensation. The Non-Cash Balance Program is designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation, less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Except as otherwise indicated, credited service includes all periods of employment with the Company or a subsidiary prior to retirement or earlier termination. Messrs. Stahl and McGuire do not participate in the Non-Cash Balance Program.

Effective January 1, 2001, Products Corporation amended the Retirement Plan to provide for a cash balance program under the Retirement Plan (the "Cash Balance Program"). Under the Cash Balance Program, eligible employees will receive quarterly credits to an individual cash balance bookkeeping account equal to 5% of their compensation for the previous quarter. Interest credits, which commenced June 30, 2001, are allocated quarterly (based on the yield of the 30-year Treasury bond for November of the preceding calendar year). Employees who as of January 1, 2001 were at least age 45, had 10 or more years of service with the Company and whose age and years of service totaled at least 60 were "grandfathered" and continue to participate in the Non-Cash Balance Program under the same retirement formula described in the preceding paragraph. All other eligible employees had their benefits earned (if any) under the Non-Cash Balance Program "frozen" on December 31, 2000 and began to participate in the Cash Balance Program on January 1, 2001. The "frozen" benefits will be payable at normal retirement age and will be reduced if the employee elects early retirement. Any employee who, as of January 1, 2001 was at least age 40 but not part of the "grandfathered" group will, in addition to the "basic" 5% quarterly pay credits, receive quarterly "transition" pay credits of 3% of compensation each year for up to 10 years or until he/she leaves employment with the Company, whichever is earlier. Messrs. Stahl and McGuire participate in the Cash Balance Program. As they were not employed by the Company on January 1, 2001 (the date on which a "transition" employee was determined), Messrs. Stahl and McGuire are eligible to receive only basic pay credits. The estimated annual benefits payable under the Cash Balance Program as a single life annuity (assuming Messrs. Stahl and McGuire remain employed by the Company until age 65 at their current level of compensation) is $191,800 for Mr. Stahl and $70,600 for Mr. McGuire. Mr. Stahl's total retirement benefits will be determined in accordance with his employment agreement, which provides for a guaranteed retirement benefit provided that certain conditions are met.

The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Code limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. The Pension Equalization Plan, as amended, is a non-qualified benefit arrangement designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the Retirement Plan (including the Non-Cash Balance Program and the Cash Balance Program) but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.

The number of full years of service under the Retirement Plan and the Pension Equalization Plan as of January 1, 2005 for Mr. Stahl was two years and for Mr. McGuire was one year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Membership and Duties

The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Drapkin, Gittis (Chairman), Landau and Wolfe. Each of these Directors served as a member of the Compensation Committee during all of 2004, other than Mr. Wolfe who became a member of the Compensation Committee in March 2004. Each of Messrs. Drapkin, Gittis, Landau and Wolfe remains a member of the Compensation Committee as of the date of this report. Pursuant to the rules promulgated under the Exchange Act, set forth below is the report of the Compensation Committee regarding its compensation policies for 2004 for the Company's executive officers, including the Chief Executive Officer.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the CEO's performance in light of those goals and objectives and determines, either as a committee or together with the Board of Directors, the CEO's compensation level based on such evaluation, and reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the executive bonus plan) for the Company's executive officers other than the Chief Executive Officer and such other employees of the Company as the Compensation Committee determines necessary or desirable from time to time. The Compensation Committee also reviews and approves Awards pursuant to the Stock Plan and administers such plan.

The Compensation Committee's philosophy is to provide a compensation package designed to be competitive with the compensation practices of other leading consumer products companies. The key elements of compensation used by the Company are base salary and performance-based incentives, including annual cash bonus and equity incentive Awards. Annual bonuses are generally payable upon achievement of financial objectives and/or individual performance objectives aligned with the Company's strategic business plan. Equity incentives are intended to create a strong link between executive compensation and stockholder value. Restricted shares of the Company's Class A Common Stock were granted in April 2004, which shares will vest over a three-year period. In addition, stock options are granted under the Stock Plan to certain executive officers and other employees.

The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company's compensation structure with advice and assistance from independent consultants, including Mercer. The Compensation Committee considers input from independent consultants, as well as the Company's existing policies, in its oversight and approval of the Company's ongoing Chief Executive Officer and executive officer compensation arrangements. In addition to Company sources and consultation with Mercer, the Compensation Committee also considers information provided by salary surveys and similar data to help it assess the competitiveness and effectiveness of the Company's executive compensation practices in general and for the Chief Executive Officer in particular. During 2004, the Compensation Committee consulted with Mercer with respect to the structure and components of the 2004 incentive compensation policy and program, as well as the extension of Mr. Stahl's employment agreement.

Base Salary

The Company's policy during 2004 was to pay salaries that reflected the executive's position in the Company and his or her contributions that were designed to be competitive with a comparison group of other leading consumer products companies and certain other companies outside of the consumer products field (the "Comparison Group"). While the Comparison Group is comprised primarily of consumer products companies, companies outside of the consumer products field are also included because the Company believes, and the Compensation Committee concurs, that the market for executive talent is broader than simply other consumer products companies.

In determining the salaries of executive officers, the Company's policy has been to target the salary range for executive officers at a level which is competitive with the Comparison Group (taking into account total cash compensation), with salaries above that level available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments have in the past been awarded based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company's overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit's financial results have been taken into account. In order to improve profitability in 2004, no salary increases were provided to employees or executive officers in 2004, including Messrs. Stahl, McGuire and Greeff.

Annual Cash Bonus and Long-Term Incentive Compensation

Executive Bonus Plan

The executive bonus plan in effect during 2004 (in which executives including Messrs. Stahl, McGuire and Greeff were eligible to participate) provided for payment of cash bonuses based upon individual performance and, for the Company's executive officers, also upon the achievement of annual performance-based corporate objectives, including some combination and weighting of market share growth versus the category, gross sales, EBITDA and improvement in employee satisfaction as measured by a third party survey. In recognition of the Company's desire to improve profitability in 2004, the Compensation Committee met in January 2004 and set the total bonus opportunity under the executive bonus plan in effect for 2004 at 50% of the regular target bonus amount, following no bonus payments in respect of 2003 other than contractual commitments to a limited number of newly hired employees. Eligibility for awards under the executive bonus plan was conditioned upon the executive having executed the Company's standard employee confidentiality and non-competition agreement. The maximum award payable to any participant with respect to a bonus year would have been 200% of the target award, not to exceed the lesser of 100% of base salary or $2 million, however, as mentioned above, with respect to 2004 the Compensation Committee set the maximum bonus opportunity at 50% of the regular bonus target. Mr. Stahl's employment agreement provides that he is eligible for a target bonus of 100% and maximum bonus of 150% of his base salary; Mr. McGuire's employment agreement provides that he is eligible for a target bonus of 45% and a maximum bonus of 70% of his base salary; and Mr. Greeff, who ceased employment with the Company in February 2005, had an employment agreement that provided that he was eligible for a target bonus of 75% and a maximum bonus of 150% of his base salary, however, as mentioned above, bonus targets for each of these executive officers during 2004 were set at only 50% of their regular targeted bonus amounts. In addition, pursuant to his employment agreement and the Greeff Separation Agreement, Mr. Greeff received a payment of $1.0 million based upon the completion of objectives relating to the successful completion of the Exchange Transactions and the refinancing of the Company's credit agreement during 2004 and in recognition of Mr. Greeff's efforts during 2004.

In March 2005, the Compensation Committee assessed the relative achievements of the Company against the specific, objective, performance-based bonus criteria set for Messrs. Stahl, McGuire and Greeff by the Compensation Committee in early 2004, which criteria were specifically based upon gross sales and EBITDA for Messrs. Stahl, McGuire and Greeff, employee satisfaction as measured by a third party survey for Messrs. Stahl and McGuire, and market share growth versus the category for Mr. Stahl. Following such assessment, the Compensation Committee determined that partial bonuses were payable under the executive bonus plan in respect of 2004 to Messrs. Stahl, McGuire and Greeff. The threshold market share growth and gross sales objectives were not met for 2004. Threshold EBITDA and employee satisfaction survey objectives were met, however, resulting in bonuses of 70%, 63% and 40% of the 50% of regular targeted bonus amounts for Messrs. Stahl, McGuire and Greeff, respectively. In addition, in recognition of, among other things, Mr. McGuire's significant contributions to the Company's refinancing activities during 2004, the Committee approved an additional bonus award to Mr. McGuire in the amount of $64,125. The Summary Compensation Table on page 14 of this Proxy Statement includes the bonus awards in respect of 2004 paid to the Named Executive Officers pursuant to the terms of the executive bonus plan and approved by the Compensation Committee. For the Company's employees other than executive officers, bonuses were based upon the achievement of individual performance goals set during 2004 and linked to the Company's business strategy, and bonuses were paid out at an average of 50% of regular targeted bonus amounts.

The Stock Plan and Supplemental Stock Plan

The Company's principal compensation vehicles for encouraging long-term growth and performance have been awards of stock options and restricted shares under the Stock Plan.

Under the Stock Plan, awards generally have been granted annually to executive officers and other key employees. Guidelines for the size and type of awards are developed based upon, among other factors, the executive's position in the Company, his or her contributions to the Company's objectives and total compensation, as compared to the Comparison Group. In April 2004, the Compensation Committee, based upon management's recommendation and after consultation with Mercer, approved and established a long-term incentive program (the "2004 Incentive Program"), which was comprised of both stock option and restricted stock grants. The 2004 Incentive Program was intended to provide an incentive opportunity to retain key staff and drive shareholder value creation (by, among other things, delivering a competitive long-term incentive program, focusing participation on key, top-performing staff, linking equity awards to contribution and performance and building senior staff equity ownership levels). Under the first component of the 2004 Incentive Program, shareowner value creation participation grants of options and restricted stock, intended to deliver an incentive to drive and participate in shareowner value creation, were made to the Operating Committee (the Company's most senior leadership), key managers below the Operating Committee level and certain other key eligible employees. Under the second component of the 2004 Incentive Program, grants of options and restricted stock, intended to provide a competitive incentive value, were awarded to eligible employees.

During 2004, the Compensation Committee also approved grants of options and restricted shares (i) pursuant to the terms of employment agreements, (ii) to newly hired employees and (iii) to employees who were promoted. The Company attempted to target Award levels so that, when taken together with salary and cash bonus, total compensation was competitive with the Comparison Group.

Restricted shares granted in 2004 vest in one-third increments, beginning on the first anniversary of the date of the grant and thereafter as to an additional one-third on each subsequent anniversary. Stock options granted in April and May 2004 generally vested as to 25% on December 31, 2004, and will vest an additional 25% on each December 31st thereafter, becoming 100% vested on December 31, 2007. Other stock options granted during 2004 generally vest as to 25% on the first anniversary of the grant date and will vest an additional 25% on each subsequent anniversary of the first vesting date, becoming 100% vested on the fourth anniversary of the grant date.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code ("Section 162(m)") generally disallows a federal income tax deduction to a publicly held corporation for compensation in excess of $1 million per year paid to the five most highly compensated executive officers of the company. An exception to the deduction disallowance of Section 162(m) applies to certain "performance-based compensation," as defined by the Code and regulations, including the requirement that the plan pursuant to which such compensation will be paid has been approved by stockholders in a separate vote. Although the Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m), the Compensation Committee maintains the discretion to retain maximum flexibility in establishing its executive compensation practices and to authorize Awards under the executive bonus plan, the Stock Plan and other compensation that may not qualify for an exception to the deduction limitations of Section 162(m), if the Compensation Committee believes that it is necessary or appropriate under the circumstances. In 2004, the Compensation Committee exercised its discretion to authorize certain compensation that did not satisfy such requirements. Accordingly, a portion of Messrs. Stahl, McGuire and Greeff's compensation for 2004 will not be tax deductible to the Company.

In order to allow cash bonus payments to be fully deductible under Section 162(m), the Company is seeking stockholder approval of the Revlon Executive Bonus Plan (which has been adopted by the Company's Board of Directors, subject to such stockholder approval) at the Company's Annual Meeting to be held on June 3, 2005, as described in more detail under Proposal No. 2 to this Proxy Statement.

2004 Chief Executive Officer Compensation

The Company entered into an employment agreement with Mr. Stahl in February 2002, which was amended in December 2004 (see "— Employment Agreements and Termination of Employment Arrangements"). The Company considered Mr. Stahl's recruitment, as well as the subsequent three-year extension of his employment agreement, essential to ensure efficient management of the Company's business and the successful execution of the Company's business plan. In setting Mr. Stahl's compensation in his original employment agreement, the Compensation Committee considered factors such as Mr. Stahl's individual experience, his expertise in his prior position, his anticipated contributions to the Company, the significance of his position to the Company and the total compensation practices in effect for chief executive officers of other companies, including those in the Comparison Group. Mr. Stahl's employment agreement provided for a base salary at an annual rate of not less than $1,300,000 during 2004. In addition, he participated in the executive bonus plan and the Stock Plan during 2004.

As evidenced by the terms of Mr. Stahl's December 2004 employment agreement amendment, which did not provide for any increase in Mr. Stahl's base salary, bonus target levels or benefits (as described in more detail below and under "— Employment Agreements and Termination of Employment Arrangements"), and Awards to Mr. Stahl in 2004 as part of the 2004 Incentive Program, the Compensation Committee's intent remains to condition a meaningful portion of Mr. Stahl's total compensation upon Company performance against its strategic plan and appreciation in stockholder value. In respect of 2004, the Compensation Committee determined that Mr. Stahl was entitled to a cash bonus of $455,000, which represented 70% of his bonus target for 2004 (which as previously noted was set at 50% of regular target), reflecting the extent to which Mr. Stahl's pre-determined, objective, performance-based bonus criteria relating to EBITDA and improvement in employee satisfaction as measured by a third party survey were satisfied. As mentioned above, objectives in respect of 2004 relating to market share growth versus the category and gross sales were not achieved.

In April 2004, the Compensation Committee, as part of the 2004 Incentive Program and after full consideration and upon the advice of Mercer, approved Awards to Mr. Stahl of 5,020,000 stock options and 2,400,000 restricted shares under the Stock Plan as a value creation grant, and 500,000 stock options and 300,000 restricted shares under the Stock Plan as a long-term incentive grant. The restricted shares granted to Mr. Stahl during 2004 vest in one-third increments beginning on the first anniversary of the grant date and thereafter as to an additional one-third on each two subsequent anniversaries of the grant date, and the stock options granted to Mr. Stahl during 2004 vested 25% on December 31, 2004 and will vest an additional 25% on each December 31st thereafter, becoming 100% vested on December 31, 2007. In reviewing the terms of these equity grants, the Compensation Committee also considered the value of the grants compared to the practices of the Comparison Group and, based upon the advice of Mercer, concluded that, in the aggregate, the Awards granted to Mr. Stahl in 2004 fell within the range of external practice seen in the relevant peer groups.

Following the review and assessment of Mr. Stahl's performance by the Nominating Committee in July 2004, and its recommendation to the full Board of Directors that the Compensation Committee negotiate an extension of Mr. Stahl's employment agreement, the Compensation Committee considered and negotiated an extension of Mr. Stahl's employment agreement during November and December 2004. Upon the recommendation of the Compensation Committee, the Board of Directors approved the extension to Mr. Stahl's employment agreement during December 2004.

In considering the proposed amendment to Mr. Stahl's employment agreement, the Compensation Committee directly engaged Mercer to provide professional advice and engaged in a comprehensive analysis regarding the proposed extension. The Compensation Committee fully reviewed, evaluated and discussed a "tally sheet" comprised of all components of Mr. Stahl's compensation and benefits, including:

•	a detailed breakdown of Mr. Stahl's annual compensation, including base salary, bonus opportunity and other components referred to below;

•	detailed estimates of Mr. Stahl's severance benefits under his current employment agreement;

•	detailed estimates of the cost to the Company of Mr. Stahl's pension benefits, with an offset for his pension benefit from Coca Cola;

•	a detailed summary of Mr. Stahl's equity grants, as well as the vesting provisions and performance conditions of those grants under his employment;

•	a detailed summary of Section 162(m) of the Code and the impact of his compensation on the Company's deductions under Section 162(m) of the Code;

•	a detailed summary of Mr. Stahl's perquisites and other fringe benefits, including the dollar value to Mr. Stahl and the cost of such benefits to the Company; and

•	Mercer's report, which concluded that the proposed amendments to Mr. Stahl's employment agreement were consistent with typical practice and reflected sound compensation practices.

The amendment extended the term of Mr. Stahl's employment agreement from February 28, 2005 to February 16, 2008 and provided that if Mr. Stahl were to be discharged without "cause" or he were to quit for "good reason" (as each such term is defined in his employment agreement), all stock options and restricted shares previously granted to him would continue to vest in accordance with their terms, as if he remained employed, and such stock options would be exercisable by him until the later of one year following full vesting of each award or 18 months following termination. Following their comprehensive review of Mr. Stahl's compensation, the Compensation Committee approved and recommended to the Board of Directors an amendment to Mr. Stahl's employment agreement that did not provide for any increase in compensation or benefits, including base salary or bonus target levels. The amendment to Mr. Stahl's employment agreement was disclosed on the Company's Current Report on Form 8-K filed with the SEC on December 22, 2004, and a copy of the amendment was filed as an exhibit to such Form 8-K.

Respectfully submitted,

Compensation and Stock Plan Committee
Howard Gittis, Chairman
Donald G. Drapkin
Edward J. Landau
Kenneth L. Wolfe (appointed to the Compensation Committee in March 2004)

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on shares of the Company's Class A Common Stock with that of the S&P 500 Index, the S&P 500 Household Products Index and the S&P 500 Personal Products Index through December 31, 2004. The comparison for each of the periods presented below assumes that $100 was invested on December 31, 1999 in shares of the Company's Class A Common Stock and the stocks included in the relevant index and that all dividends were reinvested. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

5-YEAR TOTAL STOCKHOLDER RETURN
REVLON, INC. VS. S&P INDICES

SOURCE: Bloomberg Financial Markets Database

Summary	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Revlon, Inc.	$100	$62.49	$83.91	$38.55	$29.45	$30.24
S&P 500 Personal Products Index	100	100.21	96.12	95.58	119.09	144.39
S&P 500 Household Products Index	100	84.53	82.51	84.30	98.09	110.23
S&P 500 Index	100	90.90	80.10	62.41	80.30	89.02

OWNERSHIP OF COMMON STOCK

The following table sets forth, as of December 31, 2004, the number of shares of the Company's Common Stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer during 2004 and each of the other Named Executive Officers during 2004 and (iv) all directors and Named Executive Officers of the Company as a group. The number of shares owned are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Ronald O. Perelman	191,246,058 (Class A)	59.93% (Class A and Class B
35 E. 62nd St. New York, NY 10021	31,250,000 (Class B)(1)	combined) 56.25% (Class A) 100.00% (Class B)
FMR Corp. 82 Devonshire Street Boston MA 02109	61,410,699 (Class A)(2)	16.59% (Class A and Class B combined) 18.12% (Class A)
Alan S. Bernikow	7,390 (Class A)(3)	*
Paul J. Bohan	5,515 (Class A)(4)	*
Donald G. Drapkin	—	*
Meyer Feldberg	22,390 (Class A)(5)	*
Howard Gittis	150,000 (Class A)	*
Douglas H. Greeff	379,027 (Class A)(6)	*
Edward J. Landau	22,524 (Class A)(7)	*
Thomas E. McGuire	273,750 (Class A) (8)	*
Linda Gosden Robinson	22,390 (Class A)(9)	*
Jack L. Stahl	1,869,416 (Class A)(10)	*
Kenneth L. Wolfe	20,515 (Class A) (11)	*
All Directors and Named Executive Officers as a Group (12 Persons)	194,018,975 (Class A) 31,250,000 (Class B)(12)	60.36% (Class A and Class B combined) 56.74% (Class A) 100.0% (Class B)

*Less than one percent.

(1)	Mr. Perelman beneficially owns, directly and indirectly, through MacAndrews & Forbes 191,246,058 shares of the Company's Class A Common Stock (including 32,599,374 shares of Class A Common Stock beneficially owned by Raymond G. Perelman, a family member, with respect to which shares MacAndrews & Forbes holds a voting proxy, 120,000 shares that represent restricted shares which vested during 2004 and, as described below, 1,135,417 shares that may be acquired under vested options). Mr. Perelman, through MacAndrews & Forbes, also beneficially owns all of the outstanding 31,250,000 shares of the Company's Class B Common Stock, each of which is convertible into one share of Class A Common Stock, which, together with the Class A Common

Stock referenced above represent approximately 59.9% of the outstanding shares of the Company's Common Stock. Based on the shares referenced above, Mr. Perelman, at December 31, 2004, had approximately 77.2% of the combined voting power of the outstanding shares of the Company's Common Stock currently entitled to vote at the 2005 Annual Meeting. Shares of the Company's Class A Common Stock and shares of intermediate holding companies between the Company and MacAndrews & Forbes Holdings are, and may from time to time be, pledged to secure obligations of MacAndrews & Forbes Holdings or its affiliates. A default under these obligations could cause a foreclosure with respect to such pledged shares. Mr. Perelman holds vested options to acquire 1,135,417 shares of the Company's Class A Common Stock, comprised of an option to acquire 300,000 shares of the Company's Class A Common Stock, which option vested on February 12, 1999, an option to acquire 300,000 shares of the Company's Class A Common Stock, which option vested on April 4, 2002, options to acquire 56,250 shares of the Company's Class A Common Stock, which options vested on June 18, 2002, an option to acquire 300,000 shares of the Company's Class A Common Stock, which option vested on April 27, 2003, options to acquire 56,250 shares of the Company's Class A Common Stock which options vested on June 18, 2003, options to acquire 33,334 shares of the Company's Class A Common Stock, which options vested on September 17, 2003, options to acquire 56,250 shares of the Company's Class A Common Stock, which options vested on June 18, 2004 and options to acquire 33,333 shares of the Company's Class A Common Stock, which options vested on September 17, 2004.

(2)	Information based solely on a Schedule 13G/A, dated and filed with the SEC on November 10, 2004 and reporting, as of October 31, 2004, beneficial ownership by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson of 61,410,699 shares of Class A Common Stock as of October 31, 2004 (collectively, the "Fidelity Owned Shares"). According to the Schedule 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was the beneficial owner of 42,962,408 shares (which are included in the Fidelity Owned Shares) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Advisors High Yield Fund, amounted to 36,977,584 shares (which are included in the Fidelity Owned Shares). Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 42,962,408 shares then owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, was the beneficial owner of 18,448,291 shares (which are included in the Fidelity Owned Shares) as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 18,448,291 shares and sole power to vote or to direct the voting of 14,546,038 shares (which are included in the Fidelity Owned Shares), and no power to vote or to direct the voting of 3,902,253 shares of Class A Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Edward C. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. As a result of facts described in the Schedule 13G/A, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity Management & Research Company, Fidelity Advisors High Yield Fund and Fidelity Management Trust Company share the same principal business address as FMR Corp.

(3)	Includes 1,875 shares that Mr. Bernikow may acquire under options that vested on October 29, 2004 and 5,515 shares that Mr. Bernikow may acquire under options that vested on December 31, 2004.

(4)	Includes 5,515 shares that Mr. Bohan may acquire under options that vested on December 31, 2004.

(5)	Includes 16,875 shares which Mr. Feldberg may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003, December 17, 2003, May 22, 2004, July 13, 2004 and December 17, 2004 and 5,515 shares that Mr. Feldberg may acquire under options that vested on December 31, 2004.

(6)	Includes 187,360 shares held directly by Mr. Greeff (including 50,000 shares that represent restricted shares which vested during 2004), 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2001, 12,500 shares which Mr. Greeff may acquire under options which vested on March 26, 2002, 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2002, 12,500 shares which Mr. Greeff may acquire under options which vested on February 15, 2003, 12,500 shares which Mr. Greeff may acquire under options which vested on March 26, 2003, 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2003, 8,334 shares which Mr. Greeff may acquire under options which vested on September 17, 2003, 12,500 shares which Mr. Greeff may acquire under options which vested on February 15, 2004, 12,500 shares which Mr. Greeff may acquire under options which vested on March 26, 2004, 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2004, 8,333 shares which Mr. Greeff may acquire under options that vested on September17, 2004 and 12,500 shares which Mr. Greeff may acquire under options that vested on February 15, 2005. Mr. Greeff ceased employment with the Company in February 2005.

(7)	Includes 134 shares held directly by Mr. Landau, 16,875 shares which Mr. Landau may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003, December 17, 2003, May 22, 2004, July 13, 2004, December 17, 2004 and 5,515 shares which Mr. Landau may acquire under options which vested on December 31, 2004.

(8)	Includes 25,000 shares that Mr. McGuire may acquire under options that vested on August 18, 2004 and 248,750 shares that Mr. McGuire may acquire under options that vested on December 31, 2004.

(9)	Includes 16,875 shares which Ms. Robinson may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003, December 17, 2003, May 22, 2004, July 13, 2004, December 17, 2004 and 5,515 shares which Ms. Robinson may acquire under options that vested on December 31, 2004.

(10)	Includes 451,015 shares held directly by Mr. Stahl (including 250,000 shares that represent restricted shares which vested during 2004), 13,401 shares held by his wife, as to which beneficial ownership is disclaimed, 25,000 shares that Mr. Stahl may acquire under options that vested on May 19, 2004 and 1,380,000 shares that Mr. Stahl may acquire under options that vested on December 31, 2004.

(11)	Includes 15,000 shares held directly by Mr. Wolfe and 5,515 shares that Mr. Wolfe may acquire under options that vested on December 31, 2004.

(12)	Includes shares beneficially owned as of December 31, 2004 by Messrs. Perelman, Bernikow, Bohan, Drapkin, Feldberg, Gittis, Landau and Wolfe, and Ms. Gosden Robinson (who were directors as of December 31, 2004) and the Named Executive Officers as of such date (including Messrs. Stahl and McGuire and Mr. Greeff, the latter who ceased employment with the Company in February 2005).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2004, with respect to all compensation plans of the Company previously approved and not previously approved by its stockholders (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of restricted stock, (ii) the weighted-average exercise price of such outstanding options, warrants and rights (which excludes restricted stock) and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in item (i). A description of the Supplemental Stock Plan follows the table.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Previously Approved by Stockholders:
Stock Plan	36,109,186	(1)	$4.66	(4)	3,822,698
Not Previously Approved by Stockholders: (2)
Supplemental Stock Plan	397,500	(3)	N/A	(3) (4)	—

(1)	Includes 5,327,500 shares of restricted stock and 30,781,686 options issued under the Stock Plan.

(2)	The Supplemental Stock Plan was not required to be approved by the Company's stockholders.

(3)	Includes 530,000 shares of restricted stock issued under the Supplemental Stock Plan, the entire amount of securities issuable under such plan, less 132,500 of such shares as to which the restrictions lapsed on June 18, 2004.

(4)	Weighted-average exercise price excludes restricted stock.

On February 17, 2002, the Company adopted the Supplemental Stock Plan, the purpose of which was to provide Mr. Stahl, the sole eligible participant, with inducement awards to induce him to join the Company and to enhance the Company's long-term performance and profitability. The Supplemental Stock Plan covers 530,000 shares of the Company's Class A Common Stock. Awards may be made under the Supplemental Stock Plan in the form of stock options, stock appreciation rights and restricted or unrestricted stock. On February 17, 2002, the Compensation Committee granted Mr. Stahl an Award of 530,000 restricted shares of Class A Common Stock, the full amount of the shares of Class A Common Stock issuable under the Supplemental Stock Plan. The terms of the Supplemental Stock Plan and the foregoing grant of restricted shares to Mr. Stahl are substantially the same as the Stock Plan and the grant of restricted shares to Mr. Stahl under the Stock Plan. Pursuant to the terms of the Supplemental Stock Plan, such grant was made conditioned upon Mr. Stahl's execution of the Company's standard employee confidentiality and non-competition agreement. See "— Employment Agreements and Termination of Employment Agreements" for information regarding vesting and forfeiture.

In addition to the shares of Common Stock beneficially owned by Mr. Perelman as described under "Ownership of Common Stock," Mr. Perelman was granted 50,000 restricted shares of Class A Common Stock as to which the restrictions are expected to lapse no later than September 17, 2005 and options to acquire 300,000 shares of Class A Common Stock that vested on March 30, 2005, 56,250 shares of Class A Common Stock that vest on June 18, 2005 and 33,333 shares of Class A Common Stock that vest on September 17, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2004, MacAndrews & Forbes beneficially owned shares of the Company's Common Stock having approximately 77.2% of the voting power of the outstanding shares of Common Stock. As a result, MacAndrews & Forbes is able to elect the Company's entire Board of Directors and control the vote on all matters submitted to a vote of the Company's stockholders. MacAndrews & Forbes is wholly owned by Ronald O. Perelman, Chairman of the Company's Board of Directors.

Transfer Agreements

In June 1992, Revlon, Inc. and Products Corporation entered into an asset transfer agreement with Revlon Holdings LLC (a Delaware limited liability company and formerly a Delaware corporation known as Revlon Holdings Inc. ("Revlon Holdings") and which is an affiliate and an indirect wholly-owned subsidiary of MacAndrews & Forbes Holdings) and certain of its wholly-owned subsidiaries, and Revlon, Inc. and Products Corporation entered into a real property asset transfer agreement with Revlon Holdings, and pursuant to such agreements, on June 24, 1992 Revlon Holdings transferred assets to Products Corporation and Products Corporation assumed all of the liabilities of Revlon Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the "Excluded Liabilities"). Certain consumer products lines sold in demonstrator-assisted distribution channels considered not integral to Revlon, Inc.'s business, and that historically had not been profitable, and certain other assets and liabilities were retained by Revlon Holdings. Revlon Holdings agreed to indemnify Revlon, Inc. and Products Corporation against losses arising from the Excluded Liabilities, and Revlon, Inc. and Products Corporation agreed to indemnify Revlon Holdings against losses arising from the liabilities assumed by Products Corporation. The amount reimbursed by Revlon Holdings to Products Corporation for the Excluded Liabilities for 2004 was $0.2 million.

Reimbursement Agreements

Revlon, Inc., Products Corporation and MacAndrews & Forbes Inc. (formerly named MacAndrews & Forbes Holdings Inc., a wholly-owned subsidiary of MacAndrews & Forbes Holdings) have entered into reimbursement agreements (the "Reimbursement Agreements") pursuant to which (i) MacAndrews & Forbes Inc. is obligated to provide (directly or through affiliates) certain professional and administrative services, including employees, to Revlon, Inc. and its subsidiaries, including Products Corporation, and purchase services from third party providers, such as insurance, legal and accounting services and air transportation services, on behalf of Revlon, Inc. and its subsidiaries, including Products Corporation, to the extent requested by Products Corporation, and (ii) Products Corporation is obligated to provide certain professional and administrative services, including employees, to MacAndrews & Forbes Inc. (and its affiliates) and purchase services from third party providers, such as insurance and legal and accounting services, on behalf of MacAndrews & Forbes Inc. (and its affiliates) to the extent requested by MacAndrews & Forbes Inc., provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews & Forbes Inc. or Products Corporation, as the case may be. Products Corporation reimburses MacAndrews & Forbes Inc. for the allocable costs of the services purchased for or provided to Products Corporation and its subsidiaries and for reasonable out-of-pocket expenses incurred in connection with the provision of such services. MacAndrews & Forbes Inc. (or such affiliates) reimburses Products Corporation for the allocable costs of the services purchased for or provided to MacAndrews & Forbes Inc. (or such affiliates) and for the reasonable out-of-pocket expenses incurred in connection with the purchase or provision of such services. Each of Revlon, Inc. and Products Corporation, on the one hand, and MacAndrews & Forbes Inc., on the other, has agreed to indemnify the other party for losses arising out of the provision of services by it under the Reimbursement Agreements other than losses resulting from its willful misconduct or gross negligence. The Reimbursement Agreements may be terminated by either party on 90 days' notice. Products Corporation does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to Products Corporation as could be obtained from unaffiliated third parties. Revlon, Inc. and Products Corporation participate in MacAndrews & Forbes' directors and officers liability insurance program, which covers Revlon, Inc. and Products Corporation as well as MacAndrews & Forbes. The limits of coverage are available on an aggregate basis for losses to any or all of the participating companies and their respective directors and officers. Revlon, Inc. and Products Corporation reimburse MacAndrews & Forbes for their allocable portion of the premiums for such coverage, which the Company believes is more favorable than the premiums the Company would pay were it to secure stand-alone coverage. The amounts paid by Revlon, Inc. and Products Corporation to MacAndrews & Forbes for premiums is included in the amounts paid under the Reimbursement Agreements. The net amount payable to MacAndrews & Forbes Inc. for the services provided under the Reimbursement Agreements for 2004 was $1.0 million.

Tax Sharing Agreements

As a result of the closing of the Exchange Transactions (as defined below) (see "— Debt Reduction Transactions and Related Agreements — Debt Reduction Transactions"), as of the end of March 25, 2004, Revlon, Inc., Products Corporation and their U.S. subsidiaries were no longer included in the MacAndrews & Forbes Holdings consolidated group (the "MacAndrews & Forbes Group") for federal income tax purposes. The MacAndrews & Forbes Tax Sharing Agreement (as defined below) will remain in effect solely for taxable periods beginning on or after January 1, 1992, through and including March 25, 2004. In these taxable periods, Revlon, Inc. and Products Corporation were included in the MacAndrews & Forbes Group, and Revlon, Inc.'s and Products Corporation's federal taxable income and loss were included in such group's consolidated tax return filed by MacAndrews & Forbes Holdings. Revlon, Inc. and Products Corporation were also included in certain state and local tax returns of MacAndrews & Forbes Holdings or its subsidiaries. In June 1992, Revlon Holdings, Revlon, Inc., Products Corporation and certain of its subsidiaries, and MacAndrews & Forbes Holdings entered into a tax sharing agreement (as subsequently amended and restated, the "MacAndrews & Forbes Tax Sharing Agreement"), pursuant to which MacAndrews & Forbes Holdings agreed to indemnify Revlon, Inc. and Products Corporation against federal, state or local income tax liabilities of the MacAndrews & Forbes Group (other than in respect of Revlon, Inc. and Products Corporation) for taxable periods beginning on or after January 1, 1992 during which Revlon, Inc. and Products Corporation or a subsidiary of Products Corporation was a member of such group. Pursuant to the MacAndrews & Forbes Tax Sharing Agreement, for all such taxable periods, Products Corporation was required to pay to Revlon, Inc., which in turn was required to pay to Revlon Holdings, amounts equal to the taxes that Products Corporation would otherwise have had to pay if it were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which was attributable to Products Corporation), except that Products Corporation was not entitled to carry back any losses to taxable periods ending prior to January 1, 1992. No payments were required by Products Corporation or Revlon, Inc. if and to the extent Products Corporation was prohibited under the terms of its 2004 Credit Agreement (as hereinafter defined) from making tax sharing payments to Revlon, Inc. The 2004 Credit Agreement prohibits Products Corporation from making such tax sharing payments under the MacAndrews & Forbes Tax Sharing Agreement other than in respect of state and local income taxes. The MacAndrews & Forbes Tax Sharing Agreement was amended, effective as of January 1, 2001, to eliminate a contingent payment to Revlon, Inc. under certain circumstances in return for a $10 million note with interest at 12% and interest and principal payable by MacAndrews & Forbes Holdings on December 31, 2005. As a result of tax net operating losses and prohibitions under the 2004 Credit Agreement, there were no federal tax payments or payments in lieu of taxes pursuant to the MacAndrews & Forbes Tax Sharing Agreement in respect of 2004.

Following the closing of the Exchange Transactions, Revlon, Inc. became the parent of a new consolidated group for federal income tax purposes and Products Corporation's federal taxable income and loss will be included in such group's consolidated tax returns. Accordingly, Revlon, Inc. and Products Corporation entered into a new tax sharing agreement (the "Revlon Tax Sharing Agreement") pursuant to which Products Corporation will be required to pay to Revlon, Inc. amounts equal to the taxes that Products Corporation would otherwise have had to pay if Products Corporation were to file separate federal, state or local income tax returns, limited to the amount, and payable only at such times, as Revlon, Inc. will be required to make payments to the applicable taxing authorities. The 2004 Credit Agreement does not prohibit payments from Products Corporation to Revlon, Inc. to the extent required under the Revlon Tax Sharing Agreement. As a result of tax net operating losses, the Company expects that there will be no federal tax payments or payments in lieu of taxes by Products Corporation to Revlon, Inc. pursuant to the Revlon Tax Sharing Agreement in respect of 2004.

Registration Rights Agreement

Prior to the consummation of Revlon, Inc.'s initial public equity offering in February 1996, Revlon, Inc. and Revlon Worldwide Corporation (subsequently merged into REV Holdings), the then direct parent of Revlon, Inc., entered into a registration rights agreement (the "Registration Rights Agreement"), and in February 2003, MacAndrews & Forbes Inc. executed a joinder agreement to the Registration Rights Agreement, pursuant to which REV Holdings, MacAndrews & Forbes Inc. and certain transferees of Revlon, Inc.'s Common Stock held by REV Holdings (the "Holders") had the right to require Revlon, Inc. to register all or part of Revlon, Inc.'s Class A Common Stock owned by such Holders, including shares of Class A Common Stock purchased in connection with the $50.0 million equity rights offering consummated by Revlon, Inc. in 2003, and shares of Class A Common Stock issuable upon conversion of Revlon, Inc.'s Class B Common Stock owned by such Holders under the Securities Act of 1933, as amended (a "Demand Registration"); provided that Revlon, Inc. may postpone giving effect to a Demand Registration for a period of up to 30 days if Revlon, Inc. believes such registration might have a material adverse effect on any plan or proposal by Revlon, Inc. with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if Revlon, Inc. is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to Revlon, Inc. In addition, the Holders have the right to participate in registrations by Revlon, Inc. of its Class A Common Stock (a "Piggyback Registration"). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. Revlon, Inc. will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Revlon, Inc.'s Class A Common Stock sold by such Holders. In connection with the closing of the Exchange Transactions and pursuant to the 2004 Investment Agreement (as defined below), MacAndrews & Forbes Inc. executed a joinder agreement that provided that MacAndrews & Forbes Inc. would also be a Holder under the Registration Rights Agreement and that all shares acquired by MacAndrews & Forbes Inc. pursuant to the Debt Reduction Transactions or the 2004 Investment Agreement are deemed to be registrable securities under the Registration Rights Agreement.

2003 and 2004 MacAndrews & Forbes Loans

In February 2003, MacAndrews & Forbes Holdings made available a $100 million term loan to Products Corporation (the "MacAndrews & Forbes $100 million term loan"). In connection with the Exchange Transactions, MacAndrews & Forbes exchanged approximately $109.7 million of principal and accrued and capitalized interest outstanding under such loan (constituting all amounts outstanding thereunder) for 43,860,730 shares of Class A Common Stock, upon which the loan was fully retired (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement").

MacAndrews & Forbes Holdings also provided Products Corporation in February 2003 with an additional $40 million line of credit during 2003, which amount was originally to be available to Products Corporation through December 31, 2004 and was originally to increase to $65 million on January 1, 2004 (the "MacAndrews & Forbes $65 million line of credit"). As of the closing date of the Exchange Transactions, nil was outstanding under the MacAndrews & Forbes $65 million line of credit (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement"). As described below, the MacAndrews & Forbes $65 million line of credit and the remaining availability under the 2004 MacAndrews & Forbes $125 million term loan (described below) were consolidated into the single 2004 Consolidated MacAndrews & Forbes Line of Credit effective as of August 10, 2004.

In December 2003, Revlon, Inc.'s Board of Directors approved two loans to Products Corporation from MacAndrews & Forbes Holdings, one to provide up to $100 million (the "2004 MacAndrews &

Forbes Loan"), if needed, to enable the Company to continue to implement and refine its strategic plan, and the other to provide an additional $25 million (the "$25 million MacAndrews & Forbes Loan") to be used for general corporate purposes. The 2004 MacAndrews & Forbes Loan and $25 million MacAndrews & Forbes Loan were consolidated into one term loan agreement (the "2004 MacAndrews & Forbes $125 million term loan"). In connection with the Exchange Transactions, MacAndrews & Forbes exchanged approximately $38.9 million of principal and capitalized interest outstanding under the 2004 MacAndrews & Forbes $125 million term loan (constituting all amounts outstanding thereunder as of such date) for 15,579,882 shares of Class A Common Stock (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement"). As described below, the MacAndrews & Forbes $65 million line of credit and the remaining availability under the 2004 MacAndrews & Forbes $125 million term loan were consolidated into the single 2004 Consolidated MacAndrews & Forbes Line of Credit effective as of August 10, 2004.

On July 9, 2004, Products Corporation and MacAndrews & Forbes Inc. entered into an agreement, which effective as of August 10, 2004 amended, restated and consolidated the facilities for the MacAndrews & Forbes $65 million line of credit and the 2004 MacAndrews & Forbes $125 million term loan (the latter as to which, after the Exchange Transactions, the total term loan availability was $87 million) into the single 2004 Consolidated MacAndrews & Forbes Line of Credit with availability of $152 million. The commitment under the 2004 Consolidated MacAndrews & Forbes Line of Credit reduces to $87 million as of July 1, 2005 and terminates on December 1, 2005. Loans are available under the 2004 Consolidated MacAndrews & Forbes Line of Credit if (i) the multi-currency facility under Products Corporation's 2004 credit agreement (the "2004 Credit Agreement") has been substantially drawn (after taking into account anticipated needs for Local Loans (as defined in the 2004 Credit Agreement) and letters of credit), (ii) such borrowing is necessary to cause the excess borrowing base under the multi-currency facility of the 2004 Credit Agreement to remain greater than $30 million, (iii) additional revolving loans are not available under such multi-currency facility or (iv) such borrowing is reasonably necessary to prevent or to cure a default or event of default under the 2004 Credit Agreement. Loans under the 2004 Consolidated MacAndrews & Forbes Line of Credit bear interest (which is not payable in cash but is capitalized quarterly in arrears) at a rate per annum equal to the lesser of (a) 12.0% and (b) 0.25% less than the rate payable from time to time on Eurodollar loans under the term loan facility under the 2004 Credit Agreement, which on December 31, 2004 was 8.0%, provided, that at any time that the Eurodollar Base Rate under the 2004 Credit Agreement is equal to or greater than 3.0%, the applicable rate on loans under the 2004 Consolidated MacAndrews & Forbes Line of Credit will be equal to the lesser of (x) 12.0% and (y) 5.25% over the Eurodollar Base Rate then in effect under the 2004 Credit Agreement. In connection with the 2004 Consolidated MacAndrews & Forbes Line of Credit, on July 15, 2004, Revlon, Inc., Fidelity and MacAndrews & Forbes agreed to eliminate the Borrowing Limitation (as defined below).

Debt Reduction Transactions and Related Agreements

    Debt Reduction Transactions

On February 11, 2004, the Board of Directors approved, and on March 25, 2004 Revlon, Inc. consummated, a series of transactions to reduce debt and strengthen the Company's balance sheet and capital structure, comprised of the Exchange Offers, Loan Conversion Transactions and Preferred Stock Transactions (each as defined below) (collectively, the "Exchange Transactions" and, together with the transactions contemplated by the 2004 Investment Agreement, the "Debt Reduction Transactions"). Substantially all of the terms of the Exchange Transactions, including the exchange rates for the Exchange Offers, the Loan Conversion Transactions and the exchange of Revlon, Inc.'s Series A preferred stock, par value $0.01 per share ("Series A Preferred Stock"), in the Preferred Stock Transactions, were privately negotiated and agreed to with Fidelity. Such negotiations also encompassed the terms of MacAndrews & Forbes' participation and back-stop obligations (as described below). The Exchange Transactions included:

•	The Exchange Offers — Offers to exchange (the "Exchange Offers"), for Products Corporation's outstanding 8 1/8% Senior Notes due 2006 (the "8 1/8% Senior Notes") and 9% Senior Notes due 2006 (the "9% Senior Notes"), shares of Class A Common Stock at an exchange ratio of 400 shares of Class A Common Stock or, at the option of the tendering holder, cash (subject to certain limitations and proration) in an amount equal to $830 with respect to the 8 1/8% Senior Notes and $800 with respect to the 9% Senior Notes, for each $1,000 principal amount of 8 1/8% Senior Notes and 9% Senior Notes tendered for exchange; and, for Products Corporation's outstanding 8 5/8% Senior Subordinated Notes due 2008 (the "8 5/8% Senior Subordinated Notes" and, together with the 8 1/8% Senior Notes and the 9% Senior Notes, the "Exchange Notes"), shares of Class A Common Stock at an exchange ratio of 300 shares of Class A Common Stock or, at the option of the tendering holder, cash (subject to certain limitations and proration) in an amount equal to $620, for each $1,000 principal amount of 8 5/8% Senior Subordinated Notes tendered for exchange (in each case, with any accrued and unpaid interest on the Exchange Notes exchangeable for, at the option of the holder thereof, cash or shares of Class A Common Stock at an exchange ratio of 400 shares of Class A Common Stock for each $1,000 of accrued interest).

•	The Loan Conversion Transactions — The exchange of Class A Common Stock for outstanding amounts (including principal and interest) owing to MacAndrews & Forbes, as of the closing date of the Exchange Transactions, under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the 2004 MacAndrews & Forbes $125 million term loan and approximately $24 million of certain subordinated promissory notes payable to Revlon Holdings (the "MacAndrews Advance" and, collectively with the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the 2004 MacAndrews & Forbes $125 million term loan, the "Conversion Loans") at an exchange ratio of 400 shares of Class A Common Stock for each $1,000 of indebtedness outstanding under the MacAndrews & Forbes $100 million term loan, MacAndrews & Forbes $65 million line of credit and 2004 MacAndrews & Forbes $125 million term loan and 300 shares of Class A Common Stock for each $1,000 of indebtedness outstanding under the MacAndrews Advance (the "Loan Conversion Transactions").

•	The Preferred Stock Transactions — The exchange of Class A Common Stock for all 546 shares of Revlon, Inc.'s outstanding Series A Preferred Stock (having an aggregate liquidation preference of approximately $54.6 million) at an exchange ratio of 160 shares of Class A Common Stock for each $1,000 of liquidation preference outstanding and the conversion of all 4,333 shares of Revlon, Inc.'s outstanding Series B convertible preferred stock, par value $0.01 per share ("Series B Preferred Stock"), into 433,333 shares of Class A Common Stock in accordance with its terms (the "Preferred Stock Transactions").

The Exchange Transactions closed on March 25, 2004 as follows:

•	An aggregate of approximately $631.2 million aggregate principal amount of Exchange Notes, comprising approximately $133.8 million, $174.5 million and $322.9 million aggregate principal amount of 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively, were tendered in the Exchange Offers for an aggregate of 224,133,372 shares of Class A Common Stock.

•	MacAndrews & Forbes (and in the case of (i) below, other entities related to it) exchanged, (i) in the Exchange Offers an aggregate of approximately $287.7 million aggregate principal amount (together with accrued and unpaid interest thereon) of Exchange Notes (as part of the total of approximately $631.2 million aggregate principal amount of Exchange Notes exchanged in the Exchange Offers), comprising approximately $1.0 million and $286.7 million aggregate principal amount of Products Corporation's 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively, in exchange for an aggregate of 87,914,170 shares of Class A Common Stock (including shares issued in respect of accrued interest on such notes); (ii) in the Loan Conversion Transactions an aggregate of approximately $172.7 million (including principal and accrued interest) outstanding under the Conversion Loans in exchange for an aggregate of 66,666,788 shares of Class A Common Stock, comprising approximately $109.7 million outstanding under the MacAndrews & Forbes $100 million term loan in exchange for 43,860,730 shares of Class A Common Stock, $38.9 million outstanding under the 2004 MacAndrews & Forbes $125 million term loan in exchange for 15,579,882 shares of Class A Common Stock, and $24.1 million outstanding under the MacAndrews Advance in exchange for 7,226,176 shares of Class A Common Stock; and (iii) in the Preferred Stock Transactions all 546 shares of outstanding Series A Preferred Stock for 8,736,000 shares of Class A Common Stock and converted all 4,333 shares of Series B Preferred Stock into 433,333 shares of Class A Common Stock. Revlon, Inc. issued an aggregate of 163,750,291 shares of Class A Common Stock to MacAndrews & Forbes and other entities related to it in the Exchange Transactions. As of December 31, 2004, MacAndrews & Forbes beneficially owned 191,246,058 shares of Class A Common Stock and 31,250,000 shares of Class B Common Stock, or approximately 59.9% of the outstanding shares of Common Stock (see "Ownership of Common Stock").

•	Accounts and funds managed by Fidelity exchanged in the Exchange Offers approximately $195.7 million aggregate principal amount (together with accrued and unpaid interest thereon) of Exchange Notes (as part of the total of approximately $631.2 million aggregate principal amount of Exchange Notes exchanged in the Exchange Offers), in exchange for 76,873,304 shares of Class A Common Stock. Included in the $195.7 million aggregate principal amount of Exchange Notes were the Fidelity Initial Notes (as hereinafter defined) (having an aggregate principal amount of approximately $155.1 million) tendered pursuant to the Fidelity Support Agreement (as hereinafter defined) and an additional $40.6 million aggregate principal amount of Exchange Notes, comprising, in the aggregate, approximately $77.8 million, $85.9 million and $32.1 million aggregate principal amount of 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively. As of December 31, 2004, funds and accounts managed by FMR Corp. (of which Fidelity is a wholly-owned subsidiary) beneficially held approximately 61.4 million shares of Class A Common Stock (representing approximately 16.6% of the outstanding shares of Common Stock and approximately 9.4% of the combined voting power of the Common Stock as of such date) (see "Ownership of Common Stock").

    Certain Agreements Relating to the Debt Reduction Transactions

    Guaranty of the Exchange Notes

In connection with the Exchange Transactions, Revlon, Inc. entered into supplemental indentures pursuant to which it agreed to guarantee the obligations of Products Corporation under the indentures governing the Exchange Notes. The guarantee is subordinated in right of payment to Revlon, Inc.'s guarantee of Products Corporation's obligations under the 2004 Credit Agreement.

Fidelity Support Agreement

In connection with the Debt Reduction Transactions, Revlon, Inc. entered into an agreement with Fidelity (as amended, the "Fidelity Support Agreement") pursuant to which Fidelity agreed to, among other things:

•	tender or cause to be tendered in the Exchange Offers, subject to the terms and conditions thereof, approximately $75.6 million aggregate principal amount of Products Corporation's outstanding 8 1/8% Senior Notes, $47.4 million aggregate principal amount of Products Corporation's outstanding 9% Senior Notes and $32.1 million aggregate principal amount of Products Corporation's outstanding 8 5/8% Senior Subordinated Notes (collectively, the "Fidelity Initial Notes"), which notes were held by accounts and funds managed by Fidelity as of the date of the Fidelity Support Agreement, in exchange for shares of Class A Common Stock; and

•	elect to receive either cash or shares of Class A Common Stock in exchange for accrued and unpaid interest (at the applicable rate) on any Exchange Notes tendered by it in the Exchange Offers.

Pursuant to the Fidelity Support Agreement, Revlon, Inc. agreed with Fidelity, among other things, not to permit Products Corporation to have outstanding aggregate borrowings, at any time following the close of the Exchange Offers and until the termination of the Stockholders Agreement (as described below), under the MacAndrews & Forbes $65 million line of credit and the 2004 MacAndrews & Forbes $125 million term loan in excess of approximately $86.7 million (the "Borrowing Limitation"). The Borrowing Limitation was eliminated in July 2004, as described below.

Pursuant to the Fidelity Support Agreement, as a condition to the exchange of Exchange Notes in the Exchange Offers and effective upon the March 25, 2004 closing of the Exchange Offers, two directors nominated by Fidelity (Messrs. Paul J. Bohan and Kenneth L. Wolfe) were appointed to Revlon, Inc.'s Board of Directors. In addition, in accordance with the terms of the Fidelity Support Agreement, Mr. Bohan was appointed to the Audit Committee and Mr. Wolfe was appointed to the Compensation Committee and Nominating Committee. Fidelity has no further rights to designate members to the Board of Directors. The Fidelity Support Agreement terminated upon the consummation of the Exchange Transactions on March 25, 2004.

    MacAndrews Support Agreement

In connection with the Exchange Transactions, Revlon, Inc. entered into a separate agreement with MacAndrews & Forbes (as amended, the "MacAndrews Support Agreement"), pursuant to which MacAndrews & Forbes agreed to, among other things:

•	tender or cause to be tendered in the Exchange Offers, subject to the terms and conditions thereof, approximately $1.0 million aggregate principal amount of Products Corporation's outstanding 9% Senior Notes and $284.8 million aggregate principal amount of Products Corporation's outstanding 8 5/8% Senior Subordinated Notes (collectively with the Fidelity Initial Notes, the "Negotiated Transaction Notes"), and the aggregate outstanding principal amount of all Exchange Notes acquired by MacAndrews & Forbes prior to the expiration of the Exchange Offers, in exchange for shares of Class A Common Stock;

•	elect to receive shares of Class A Common Stock in exchange for accrued and unpaid interest (at the applicable rate) on any Exchange Notes tendered in the Exchange Offers;

•	upon the closing of the Exchange Offers, exchange all amounts outstanding (including accrued and unpaid interest) as of the date of such closing under the Conversion Loans for shares of Class A Common Stock in the Loan Conversion Transactions; and

•	upon the closing of the Exchange Offers, exchange all 546 shares of outstanding Series A Preferred Stock held by it for shares of Class A Common Stock and convert all 4,333 shares of outstanding Series B Preferred Stock held by it into shares of Class A Common Stock in the Preferred Stock Transactions.

The MacAndrews Support Agreement terminated upon consummation of the Exchange Transactions on March 25, 2004.

2004 Investment Agreement

In furtherance of the Fidelity Support Agreement and the MacAndrews Support Agreement, on February 20, 2004, Revlon, Inc. entered into an investment agreement with MacAndrews & Forbes, which was amended in March 2004 and March 2005 (as amended, the "2004 Investment Agreement"). Pursuant to the 2004 Investment Agreement, MacAndrews & Forbes committed to undertake certain transactions with Revlon, Inc. that enabled, and will enable, the reduction of Product Corporation's indebtedness by an aggregate of $300 million between the date of the agreement and March 31, 2006, of which $109.7 million remained to be achieved as of December 31, 2004.

Agreements Relating to the Exchange Offers.    To the extent that a minimum of $150 million aggregate principal amount of Exchange Notes (other than the Negotiated Transaction Notes) had not been tendered in the Exchange Offers, MacAndrews & Forbes agreed to back-stop the Exchange Offers by subscribing for additional shares of Class A Common Stock, at a purchase price of $2.50 per share, to the extent of any such shortfall. Because approximately $190.3 million aggregate principal amount of Exchange Notes in excess of the Negotiated Transaction Notes was tendered in the Exchange Offers, MacAndrews & Forbes was not required to back-stop the Exchange Offers.

First Rights Offering.    In the event that MacAndrews & Forbes had purchased Class A Common Stock for cash as part of the Exchange Offers in any of the circumstances described above, Revlon, Inc. agreed to consummate a rights offering as soon as reasonably practicable after the closing of the Exchange Offers in order to provide the other pre-Exchange Transaction stockholders the pro rata opportunity to subscribe for shares of Class A Common Stock at the same $2.50 per share subscription price. Because MacAndrews & Forbes did not purchase Class A Common Stock for cash in connection with the Exchange Offers as described above, Revlon, Inc. did not conduct this first rights offering.

Second Rights Offering.    As the next step in the Company's debt reduction plan, and to the extent that Revlon, Inc. had not accomplished an aggregate of $200 million of further debt reduction following the Exchange Offers (which was to have included MacAndrews & Forbes' back-stop, if any) and the first rights offering, Revlon, Inc. agreed, prior to December 31, 2004, to consummate a second rights offering in order to provide all stockholders the pro rata opportunity to subscribe for shares of Class A Common Stock. For these purposes, $200 million of further debt reduction was to be measured by adding the aggregate principal amount of Exchange Notes tendered in the Exchange Offers (other than the Negotiated Transaction Notes), the amount of any cash contributed by MacAndrews & Forbes (other than to provide the cash consideration for the Exchange Offers) and the proceeds of the first rights offering described above. MacAndrews & Forbes had agreed to back-stop this second rights offering by agreeing to purchase all shares not subscribed for by other stockholders, thereby ensuring that the second rights offering would have been fully subscribed up to the amount necessary to meet the $200 million aggregate debt reduction target.

As a result of the $190.3 million aggregate principal amount of Exchange Notes tendered in the Exchange Offers in excess of the Negotiated Transaction Notes, the second rights offering would have been at an aggregate subscription price of only $9.7 million. Because the costs and expenses, as well as the use of organizational resources, associated with a $9.7 million rights offering would be unduly disproportionate, on March 24, 2004, the Fidelity Support Agreement, the MacAndrews Support Agreement and the 2004 Investment Agreement relating to the debt reduction plan were each amended (the "March 2004 Amendments") to enable Revlon, Inc. to satisfy this remaining $9.7 million of debt reduction as part of the third stage equity offerings to occur by March 2006 as described below.

Third Stage Equity Offerings.    As the last step in the debt reduction transactions, and in order to reach an aggregate of $300 million of further debt reduction (inclusive of the debt reduction described above), Revlon, Inc. agreed to consummate further equity offerings in such amounts necessary to meet the $300 million aggregate debt reduction target by March 31, 2006. For these purposes, $300 million of further debt reduction is measured by adding the aggregate principal amount of Exchange Notes tendered in the Exchange Offers (other than the Negotiated Transaction Notes), the amount of any cash contributed by MacAndrews & Forbes (other than to provide the cash consideration for the Exchange Offers) and the proceeds of the first and the second rights offerings described above. Pursuant to the March 2004 Amendments, these third stage equity offerings will be at a minimum aggregate offering amount of $109.7 million, representing the amount necessary to meet the $300 million aggregate debt reduction target by March 31, 2006. MacAndrews & Forbes has agreed to back-stop up to $109.7 million in these additional equity offerings, thereby ensuring that the $300 million aggregate debt reduction target will be fully met. The net cash proceeds, if any, received by Revlon, Inc. in the additional equity offerings will be transferred to Products Corporation to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction). The terms of any such equity offerings, if necessary, will be set by the Board of Directors of Revlon, Inc. and publicly announced at the appropriate times.

MacAndrews & Forbes' obligations to acquire capital stock pursuant to the 2004 Investment Agreement are subject to customary conditions. The 2004 Investment Agreement cannot be amended or waived without the prior written consent of Fidelity.

Voting and Other Support. In addition, MacAndrews & Forbes agreed to use its commercially reasonable efforts and take, or cause to be taken, all commercially reasonable actions in order to facilitate the Debt Reduction Transactions. MacAndrews & Forbes also agreed to vote all of its shares of voting stock in favor of, or consent to, the Debt Reduction Transactions.

Stockholders Agreement

Also in furtherance of the Fidelity Support Agreement, on February 20, 2004, Revlon, Inc. entered into a stockholders agreement (the "Stockholders Agreement") with Fidelity pursuant to which, among other things, Revlon, Inc. agreed (i) to continue to maintain a majority of independent directors (as defined by NYSE listing standards) on the Board of Directors, as it currently does; (ii) to establish and maintain a nominating and corporate governance committee of the Board of Directors (which was formed in March 2004, see "— Board of Directors and its Committees — Nominating and Corporate Governance Committee"); and (iii) to certain restrictions with respect to Revlon, Inc.'s conducting any business or entering into any transactions or series of related transactions with any of its affiliates, any holders of 10% or more of the outstanding voting stock or any affiliates of such holders (in each case, other than its subsidiaries, including Products Corporation). The Stockholders Agreement provides that any directors nominated by Fidelity in accordance with the Fidelity Support Agreement shall be deemed to be independent for purposes of the Stockholders Agreement; nonetheless, the Board of Directors has determined that each of Messrs. Bohan and Wolfe (the directors nominated by Fidelity pursuant to the Fidelity Support Agreement) qualifies as independent within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence and, with respect to Mr. Bohan, under Section 303A.06 of the NYSE Listed Company Manual. The Stockholders Agreement will terminate at such time as Fidelity ceases to be the beneficial holder of at least 5% of Revlon, Inc.'s outstanding voting stock.

Other

Pursuant to a lease dated April 2, 1993 (the "Edison Lease"), Revlon Holdings leased to Products Corporation the Edison research and development facility for a term of up to 10 years with an annual rent of $1.4 million and certain shared operating expenses payable by Products Corporation which, together with the annual rent, were not to exceed $2.0 million per year. In August 1998, Revlon Holdings sold the Edison facility to an unrelated third party, which assumed substantially all liability for environmental claims and compliance costs relating to the Edison facility, and in connection with the sale Products Corporation terminated the Edison Lease and entered into a new lease with the new owner. Revlon Holdings agreed to indemnify Products Corporation through September 1, 2013 (the term of the new lease) to the extent that rent under the new lease exceeds rent that would have been payable under the terminated Edison Lease had it not been terminated. The net amount reimbursed by Revlon Holdings to Products Corporation with respect to the Edison facility for 2004 was $0.3 million.

During 2004, Products Corporation leased a small amount of space at certain facilities to MacAndrews & Forbes or its affiliates pursuant to occupancy agreements and leases, including space at Products Corporation's New York headquarters. The rent paid by MacAndrews & Forbes or its affiliates to Products Corporation for 2004 was $0.3 million.

The 2004 Credit Agreement is, and prior to the redemption of all Product Corporation's outstanding 12% Senior Secured Notes due 2005 on August 23, 2004, such notes were, supported by, among other things, guaranties from Revlon, Inc. and, subject to certain limited exceptions, all of the domestic subsidiaries of Products Corporation. The obligations under such guaranties are and were secured by, among other things, the capital stock of Products Corporation and, subject to certain limited exceptions, the capital stock of all of Products Corporation's domestic subsidiaries and 66% of the capital stock of Products Corporation's and its domestic subsidiaries' first-tier foreign subsidiaries. In connection with the Exchange Transactions, on February 11, 2004, Revlon, Inc. entered into supplemental indentures pursuant to which it agreed to guarantee the obligations of Products Corporation under the indentures governing Products Corporation's 8 5/8% Senior Subordinated Notes and, prior to their redemption in March 2005, Products Corporation's 8 1/8% Senior Notes and 9% Senior Notes.

In March 2002, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $1.8 million to Mr. Stahl pursuant to his employment agreement, which was entered into in February 2002, for tax assistance related to a grant of restricted stock provided to Mr. Stahl pursuant to such agreement, which loan bears interest at the applicable federal rate. In May 2002, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $2.0 million to

Mr. Stahl pursuant to his employment agreement in connection with the purchase of his principal residence in the New York City metropolitan area, which loan bears interest at the applicable federal rate. Mr. Stahl repaid $135,968 of such loan during 2004. Pursuant to his employment agreement, Mr. Stahl receives from Products Corporation additional compensation payable on a monthly basis equal to the amount actually paid by him in respect of interest and principal on such $2.0 million advance, which for 2004 was $135,968. Products Corporation also pays Mr. Stahl a gross up for any taxes payable by Mr. Stahl as a result of such additional compensation, which tax gross up amount was $69,650 in 2004.

During 2000, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made the 2000 Loan to Mr. Greeff, an advance of $0.8 million, pursuant to his employment agreement. The 2000 Loan bears interest at the applicable federal rate and was payable in 5 equal annual installments on each of May 9, 2001, 2002, 2003, 2004, and on May 9, 2005. Mr. Greeff repaid $0.2 million of the 2000 Loan during 2004 and made other scheduled repayments during each of 2001, 2002 and 2003. Pursuant to his employment agreement, Mr. Greeff was entitled to receive bonuses from Products Corporation, payable on each May 9th commencing on May 9, 2001 and ending on May 9, 2005, in each case equal to the sum of the principal and interest on the advance repaid in respect of such year by Mr. Greeff, provided that he remained employed by Products Corporation on each such May 9th. A bonus installment of $0.2 million was paid by Products Corporation to Mr. Greeff in May 2004. Pursuant to the terms of the Greeff Separation Agreement, as a result of the fact that Mr. Greeff ceased employment in February 2005, Mr. Greeff is scheduled to repay the remaining amount of the 2000 Loan by May 9, 2005 and Products Corporation is expected to pay the final bonus installment to Mr. Greeff on or about May 9, 2005.

During 2004, Products Corporation made payments of $0.4 million to Ms. Ellen Barkin (spouse of Mr. Perelman) under a written agreement pursuant to which she provides voiceover services for certain of the Company's advertisements, which payments were competitive with industry rates for similarly situated talent.

During 2004, Products Corporation obtained advertising, media buying and direct marketing services from various subsidiaries of WPP. Ms. Robinson is employed by one of WPP's subsidiaries, however, Ms. Robinson is neither an executive officer of, nor does she hold any material equity interest in, WPP. Products Corporation paid WPP $0.4 million for such services in 2004, which fees were less than 1% of the Company's estimate of WPP's consolidated gross revenues for 2004 and less than 1% of the Company's consolidated gross revenues for 2004. Products Corporation's decision to engage WPP was based upon WPP's professional expertise in understanding the advertising needs of the consumer packaged goods industry, as well as its global presence in many of the international markets in which the Company operates, and the rates paid were competitive with industry rates for similarly situated advertising agencies.

Products Corporation employed Mr. Perelman's daughter in a marketing position through June 2004, with compensation paid for that period of 2004 of less than $60,000.

Products Corporation employed Mr. Drapkin's daughter in a marketing position through June 2004, with compensation paid for that period of 2004 of less than $60,000.

During 2004, Products Corporation paid $1.0 million to a nationally-recognized security services company, in which MacAndrews & Forbes has a controlling interest, for security officer services. Products Corporation's decision to engage such firm was based upon its expertise in the field of security services, and the rates were competitive with industry rates for similarly situated security firms.

CODE OF BUSINESS CONDUCT AND SENIOR FINANCIAL OFFICER CODE OF ETHICS

The Company has a written Code of Business Conduct (the "Code of Business Conduct") that includes a code of ethics (the "Senior Financial Officer Code of Ethics") that applies to the Company's Chief Executive Officer and senior financial officers (including the Company's Chief Financial Officer, Controller and persons performing similar functions) (collectively, the "Senior Financial Officers"). In addition to the Code of Business Conduct and the Senior Financial Officer Code of Ethics being available on the Company's website, www.revloninc.com, the Company will provide a copy of the Code of Business Conduct and Senior Financial Officer Code of Ethics, without charge, upon written request to Robert K. Kretzman, Executive Vice President and Chief Legal Officer, Revlon, Inc., 237 Park Avenue, New York, New York, 10017. If the Company changes the Senior Financial Officer Code of Ethics in any material respect or waives any provision of the Senior Financial Officer Code of Ethics for any of its Senior Financial Officers, the Company expects to provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its corporate website, www.revloninc.com, or by other appropriate means as required or permitted under applicable rules of the SEC. The Company does not currently expect to make any such waivers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE, which the Company makes available on the Company's investor relations website, www.revloninc.com, under the heading "SEC Filings." Copies of these reports also must be furnished to the Company.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations that no other reports were required regarding the transactions consummated by the Company's executive officers, directors and 10% holders, the Company believes that all filing requirements applicable to its executive officers, directors and 10% holders were complied with during 2004.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Any stockholder desiring to communicate with the Board or individual directors (including, without limitation, the non-management directors) regarding the Company may contact either the Board or such director by sending such communication to the attention of the Board or such director, in each case care of the Company's Secretary, who is responsible to ensure that all such communications are promptly provided to the Board or such director. Any such communication may be sent by (i) emailing it to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Secretary, at robert.kretzman@revlon.com or (ii) mailing it to him at 237 Park Avenue, New York, New York, 10017. Communications that consist of stockholder proposals must instead follow the procedures set forth under "General Rules Applicable to Stockholder Proposals" on pages 52 and 53 of this Proxy Statement and, in the case of recommendations of director candidates, "Nominating and Corporate Governance Committee," on pages 10 and 11 of this Proxy Statement.

PROPOSAL NO. 2

APPROVAL OF THE REVLON EXECUTIVE BONUS PLAN

At the 2005 Annual Meeting, the Company's stockholders will be asked to approve the Revlon Executive Bonus Plan. The existing executive bonus plan of the Company was originally adopted by the Board of Directors in connection with the Company's initial public offering in 1996. In 2000, the Board of Directors and the Company's stockholders approved an amended executive bonus plan. As discussed in more detail below, to qualify for favorable tax treatment under Section 162(m) of the Code, the Company's executive bonus plan must be approved by stockholders at least once every five years.

The purposes of the Revlon Executive Bonus Plan are to reinforce the Company's strategic principles and goals and each participant's role in achieving them; to attract, retain and motivate the executive human resources necessary to operate the Company; to encourage improved profitability, return on investment and growth of the Company, including shareholder value; and to reflect the Company's commitment to pay for performance. In addition, the Revlon Executive Bonus Plan is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation's tax year: the chief executive officer and the other executive officers named in the Summary Compensation Table of the corporation's proxy statement ("Covered Employees"). Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the Revlon Executive Bonus Plan to qualify for this exemption, among other things, the range of specific "performance factors" under which compensation may be paid to Covered Employees must be disclosed to and approved by stockholders in a separate vote, and the compensation must subsequently be paid solely on account of the attainment of such pre-established, objective performance goals (i.e., the "performance factors").

After due consideration and consultation with Mercer, an independent and nationally-recognized compensation consultant, the Compensation Committee and the Board of Directors believe that adoption of the Revlon Executive Bonus Plan will further the Company's objectives of attracting, retaining and compensating key employees and providing an appropriate initiative to them to execute the Company's business strategy.

The Company is asking for approval of two separate matters in this proposal. First, the Company is asking the Company's stockholders to approve the Revlon Executive Bonus Plan in the form adopted by the Board effective for 2005. If the Revlon Executive Bonus Plan is not approved in that form, the Revlon Executive Bonus Plan will not become effective and certain bonuses otherwise potentially payable thereunder in respect of 2005 if specific bonus objectives are met will not be payable (as more fully described below). Second, by asking for approval by the Company's stockholders of the Revlon Executive Bonus Plan, the Company is also specifically asking for the approval of the list of "performance factors" that may be applicable, if set by the Compensation Committee under the Revlon Executive Bonus Plan, where an award is intended to qualify as performance-based compensation to a Covered Employee under Section 162(m) of the Code. With respect to Proposal No. 2, all proxies properly executed and received by the Company, unless such proxies have been previously revoked, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR approval of the Revlon Executive Bonus Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The approval of the Revlon Executive Bonus Plan will require the affirmative vote of the holders of a majority of the total number of votes of Common Stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting, voting as a single class. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2 and broker non-votes, if any, will have no effect on the outcome of the vote. MacAndrews & Forbes has informed the Company that it will vote FOR approval of the Revlon Executive Bonus Plan. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposal No. 2.

The Board of Directors unanimously recommends that stockholders vote FOR approval of the
Revlon Executive Bonus Plan.

Set out below is a summary of the key provisions of the Revlon Executive Bonus Plan as approved by the Board, subject to the approval of the Company's stockholders. The summary of the Revlon Executive Bonus Plan is qualified in its entirety by reference to the text of the Revlon Executive Bonus Plan (in the form approved by the Board, subject to stockholder approval), which is attached as Annex C.

DESCRIPTION OF THE PLAN TERMS

Summary of the Revlon Executive Bonus Plan

The purposes of the Revlon Executive Bonus Plan are to reinforce the Company's strategic principles and goals and each participant's role in achieving them; attract, retain and motivate the executive human resources necessary to operate the Company; encourage improved profitability, return on investment and growth of the Company, including shareholder value; and reflect the Company's commitment to pay for performance. An additional purpose of the Revlon Executive Bonus Plan is to serve as a qualified performance-based compensation program under Section 162(m), in order to preserve the Company's tax deduction for compensation paid under the Revlon Executive Bonus Plan to Covered Employees.

Bonus Plan Administration; Delegation

The Revlon Executive Bonus Plan is administered by a Committee of the Board (the "Committee"), which consists, unless otherwise determined by the Board of Directors, of not less than two members who shall be "outside directors" within the meaning of Section 162(m) and the regulations thereunder. Except with respect to awards to Covered Employees during any Performance Period (as defined below) for which the Revlon Executive Bonus Plan is intended to satisfy the requirements of Section 162(m), or as otherwise required for compliance with other applicable law or applicable exchange listing requirements, the Committee may delegate any or all of its authority under the Revlon Executive Bonus Plan to any employee or committee of employees of the Company, including but not limited to, the Chief Executive Officer. The Committee has broad discretion to whom awards will be made and the terms on which those awards may be made.

Eligibility

The Revlon Executive Bonus Plan provides that employees of the Company whose position is classified under the Company's exempt salary program in salary grades 9 and above (or the equivalent of such grades) and who do not participate in the Company's sales incentive plan, and country general managers and other key executives of the Company's operations outside the United States who do not participate in a local incentive plan, are eligible to participate in the Revlon Executive Bonus Plan. In addition, the Committee, in its discretion, may designate other employees as eligible for participation. Each year, the Company recommends employees for participation in the Revlon Executive Bonus Plan. Participation in the Revlon Executive Bonus Plan is conditioned upon the participant's signing and complying with the Company's Employee Agreement as to Confidentiality and Non-Competition and the Company's Code of Business Conduct (as each may be amended from time to time by the Company). Approximately 479 executives are currently eligible for participation in the Revlon Executive Bonus Plan.

Performance Objective Attainment Required for Award Payment

The Revlon Executive Bonus Plan provides for the payment of awards to participants if, and only to the extent that, goals established by the Committee are met with respect to the appropriate applicable one-year performance period, or any other period set by the Compensation Committee (the "Performance Period").

Performance Factors

The Compensation Committee will determine performance factors in writing and, in the case of any award that is intended to qualify pursuant to Section 162(m) of the Code, before the lapse of 90 days after the commencement of a Performance Period (or if earlier, before 25% of the Performance Period has lapsed). Performance factors for Covered Employees for awards intended to qualify pursuant to Section 162(m) of the Code may be based on one or more or a combination of the following quantifiable operating measures: stock price; fair market value; book value; third party appraised value; market share; total shareholder return; earnings per share; cash flow; return on equity, assets, capital, or investment; net income; operating profit or income; operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs; gross or net sales; expense targets; working capital targets, including, without limitation, those relating to inventory, accounts receivable and/or capital and display spending; operating margin; productivity improvement; cost or expense reduction; gross margin; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT," "EBITA," "EBITDA" or as may otherwise be adjusted by the Company); revenue; unit sales; earnings from continuing operations; asset management (e.g., inventory and receivable levels); planning accuracy (as measured by comparing planned results to actual results); customer satisfaction based on market share or other relevant factors; implementation or completion of critical projects or processes, including, without limitation, growth in consumption of the Company's products, new product development, asset dispositions, engaging in capital markets transactions to refinance all or a portion of the Company's indebtedness, reduce interest expense or otherwise strengthen the Company's balance sheet, reduction in Selling, General and Administrative expenses, ensuring Company products are in stock at retail or plant consolidations, and improvement in employee satisfaction surveys with quantifiable results; and management of employees, including development and succession planning processes based on achievement of determinable results from such activities and processes. Performance factors for participants other than Covered Employees may be developed by each department head, subject to the approval of the Company's President and Chief Executive Officer, senior-most Human Resources executive and the Chief Financial Officer.

Performance factors may relate to the performance of the Company, a subsidiary or any portion of a business unit, and may be expressed on an aggregate, per share (outstanding or fully diluted), per unit or other basis. The Committee, in its sole discretion, may determine to express performance factors, among other methods, in terms of attaining a specified level of a particular criteria, attainment of a percentage increase or decrease in a particular criteria, or as applied to the performance of the Company, a subsidiary or a business unit, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines) or a combination thereof, or otherwise.

Personal performance objectives may be developed and established each year with appropriate standards of performance for participants other than Covered Employees individually by their department head.

Performance factors may include a threshold level of performance below which no payment will be made and levels of performance at which specified percentages of payment will be made.

Committee Certification of Performance Factor Attainment

Before any awards for a particular Performance Period can be paid to Covered Employees, the Compensation Committee must certify the extent to which Performance factors have been attained.

Awards

A participant's award with respect to any Performance Period will be paid in cash. The maximum amount payable to any participant with respect to any annual period may not exceed $3.5 million.

Effect of Termination of Employment

A participant generally will receive an award only if the participant is employed by the Company on the date that bonus awards are distributed. However, awards may be paid and, if appropriate, prorated, in the sole discretion of the Compensation Committee, in the event a participant's employment terminates prior to the date bonus awards are distributed at any time during a Performance Period due to death, disability, retirement or other than for "good reason" (as defined in the Company's Executive Severance Policy, as it may be amended from time to time) or other similar cause.

Limitation of Committee's Discretion

To be qualified pursuant to Section 162(m) of the Code, the amount of an award payable to a Covered Employee upon attainment of a specified performance factor cannot be increased by the Compensation Committee at its discretion, but may be decreased by the Compensation Committee. However, the Compensation Committee may at its discretion make appropriate adjustments to performance factors to reflect the impact of extraordinary items (as defined in the Revlon Executive Bonus Plan) not reflected in such objectives to the extent permitted pursuant to Section 162(m) of the Code.

Amendments to or Termination of Revlon Executive Bonus Plan

The Board or the Compensation Committee reserves the right to alter, amend, suspend or terminate the Revlon Executive Bonus Plan at any time during or after a Performance Period. However, no amendment that requires stockholder approval in order for the Revlon Executive Bonus Plan to continue to comply with Section 162(m) of the Code shall be effective unless approved by the Company's stockholders, and no amendment may adversely affect any of the rights of any participant under any award following the end of the Performance Period to which the award relates.

New Plan Benefits

Subject to stockholder approval of the Revlon Executive Bonus Plan at the 2005 Annual Meeting of Stockholders, amounts that will be received or paid to participants pursuant to the Revlon Executive Bonus Plan in respect of 2005 are conditioned upon achievement during 2005 of performance factors set by the Compensation Committee in February 2005. Therefore, until the Company's 2005 financial results are determined, payments to participants under the Revlon Executive Bonus Plan for 2005 are not determinable.

Additionally, the Revlon Executive Bonus Plan was not in effect during 2004 and thus it is not possible to determine the amounts that would have been payable had these targets been in effect during 2004. The Summary Compensation Table on page 14 of this Proxy Statement sets forth the amount of cash bonuses paid to the Named Executive Officers under the Company's executive bonus plan in place during 2004. As noted in such table, Messrs. Stahl, McGuire and Greeff received $455,000, $135,000 and $133,500, respectively.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF KPMG LLP

The Audit Committee of the Board of Directors has selected, subject to ratification by the Company's stockholders, KPMG to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005.

The Sarbanes-Oxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934 require that the Audit Committee of the Board of Directors be directly responsible for the appointment, compensation and oversight of the audit work of the Company's independent registered public accounting firm. Ratification by the stockholders of the selection of KPMG is not required by law, the Company's By-laws or otherwise. However, the Board of Directors is submitting the selection of KPMG for stockholder ratification to ascertain the stockholders' views on the matter.

KPMG has audited the consolidated financial statements of the Company and its predecessors for more than the past five years. Representatives of KPMG are expected to be present at the 2005 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee reviews audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor's independence and has concluded that to date such services, given the Company's pre-approval policy and strict limits of such services, have not impaired the auditor's independence. Additional information concerning the Audit Committee and its activities with KPMG can be found in the following sections of this Proxy Statement: "Board of Directors and its Committees" and "Audit Committee Report." Information regarding the aggregate fees billed by KPMG for services rendered to the Company for the fiscal years ended December 31, 2003 and 2004 can be found under "Audit Fees."

With respect to Proposal No. 3, all proxies properly executed and received by the Company, unless such proxies are revoked prior to them being voted on, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005 will require the affirmative vote of the holders of a majority of the total number of votes of Common Stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting, voting as a single class. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 3 and broker non-votes, if any, will have no effect on the outcome of the vote. MacAndrews & Forbes has informed the Company that it will vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposal No. 3.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005.

AUDIT FEES

The Audit Committee adopted an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by KPMG after the final SEC rules became effective on May 6, 2003. In November 2004, the Audit Committee approved the Audit Committee Pre-Approval Policy for 2005, which is attached as Annex B hereto.

The aggregate fees billed for professional services by KPMG in 2003 and 2004 for these various services were (in millions):

Types of Fees	2003	2004
Audit Fees (a)	$3.0	$5.6
Audit-Related Fees	$0.1	$0.1
Tax Fees (b)	$0.3	$0.5
All Other Fees	—	—
TOTAL FEES	$3.4	$6.2

(a)	In 2004, audit fees include fees for professional services rendered for the audits of (i) the financial statements, (ii) management's assessment of effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

(b)	Includes $0.2 and $0.1 with respect to tax preparation and compliance fees in 2004 and 2003, respectively.

In the above table, in accordance with the SEC definitions and rules, "audit fees" are fees the Company paid KPMG for professional services rendered for the audits of (i) the Company's annual financial statements, (ii) management's assessment of effectiveness of internal control over financial reporting and (iii) the review of financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees billed by KPMG for assurance and related services that are traditionally performed by the auditor, including services performed by KPMG related to employee benefit plan audits, the rights offering consummated by the Company in 2003, the Exchange Transactions consummated in 2004 and attest services not required by statute or regulation; "tax fees" are fees for permissible tax compliance, tax advice and tax planning; and "all other fees" are fees billed by KPMG to the Company for any permissible services not included in the first three categories.

During 2004, the Audit Committee specifically pre-approved the services performed by KPMG in connection with (i) the Company's 2004 audit and (ii) the Debt Reduction Transactions in 2004. During 2003, the Audit Committee specifically pre-approved the services performed by KPMG in connection with (i) the Company's 2003 audit and (ii) the $50 million rights offering consummated by the Company in 2003. All of the other services performed by KPMG for the Company during 2004 and 2003 from and after May 6, 2003 (the effective date of the applicable final SEC rules) were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee's Pre-Approval Policy and the Audit Committee was provided with quarterly updates as to the nature of such services and fees paid for such services.

GENERAL RULES APPLICABLE TO STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least one percent or $2,000 in market value of shares of Common Stock held for at least one year who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of Stockholders to be held in 2006 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates on which the securities were acquired and documentary support for a claim of beneficial ownership) in writing by certified mail – return receipt requested to the Secretary of the Company at Revlon, Inc., 237 Park Avenue, New York, New York, 10017. Proposals of stockholders intended to be presented in the Company's proxy material for use in connection with the Annual Meeting of Stockholders to be held in 2006 must be received by the Secretary of the Company not later than December 29, 2005.

With respect to matters not included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, pursuant to Article II, Section 3 of the Company's By-laws, in order for business to be properly brought before an annual meeting (other than business specified in the proxy material), notice of such business must be received by the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and must include, among other things, (i) information regarding the proposed business to be brought before such meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of shares of the Company which are owned beneficially or of record by such stockholder; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such disclosure of the date of the annual meeting was made, whichever occurs first. As a result, because the 2005 Annual Meeting is within 30 days before or after the anniversary date of the 2004 Annual Meeting of Stockholders, any notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) must have been received by the Company between March 6, 2005 and April 5, 2005. No such proposals were received. In addition, if the Company's Annual Meeting of Stockholders for 2006 is within 30 days before or after the anniversary date of the 2005 Annual Meeting, then notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal (other than stockholder proposals included in the proxy statement) must be received by the Company between March 5, 2006 and April 4, 2006.

Rule 14a-4(c)(1) promulgated under the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. The rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement (or a date specified in an advance notice provision in a company's by-laws), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. Since the Company has an advance notice provision in its By-laws, as discussed in the preceding paragraph, the 45-day period does not apply. With respect to the 2005 Annual Meeting, the Company has not been provided with notice of a stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) prior to April 5, 2005, and accordingly the Company will be permitted to use its discretionary voting authority as outlined above. With respect to the Company's 2006 Annual Meeting of Stockholders, assuming such meeting occurs within 30 days before or after the anniversary date of the 2005 Annual Meeting, if the Company is not provided notice of a stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) by April 4, 2006, the Company will be permitted to use its discretionary voting authority as outlined above.

Additionally, holders of shares of Common Stock desiring to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act, with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Corporate Secretary, Revlon, Inc., 237 Park Avenue, New York, New York, 10017. Each such request must set forth a good faith representation that, as of the Record Date, the person making the request was a beneficial owner of shares of the Company's Common Stock entitled to vote. In order to ensure timely delivery of such documents prior to the 2005 Annual Meeting, any request should be sent to the Company promptly.

For your convenience, please note the Company's Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q are available on the Company's website at www.revloninc.com, under the heading

"SEC Filings," as well as the SEC's website at www.sec.gov through the Filings and Forms (EDGAR) pages. Additionally, any person wishing to receive an electronic copy of Revlon's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, without charge, may send an email making such a request and including a return email address to robert.kretzman@revlon.com. While the Board has not adopted a formal policy regarding directors' attendance at the Company's Annual Meeting, directors are invited to attend such meetings. At the Company's 2004 Annual Meeting, nine members of the Company's Board of Directors, which was composed of ten members at that time, were in attendance.

REQUIRED IDENTIFICATION AND OTHER INSTRUCTIONS
FOR ATTENDEES AT THE ANNUAL MEETING

If you plan to attend the 2005 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2005 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so. As a result of heightened security, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. Please do not bring non-essential packages, bags or other items to the 2005 Annual Meeting. The Company may take other security measures in connection with the 2005 Annual Meeting. Please plan accordingly.

OTHER BUSINESS

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2005 Annual Meeting. However, if any other matters properly come before the 2005 Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of Common Stock that they represent in accordance with their best judgment.

New York, New York
April 28, 2005

By Order of the Board of Directors Robert K. Kretzman Executive Vice President, Chief Legal Officer and Secretary

Annex A

REVLON, INC.
AUDIT COMMITTEE CHARTER

As revised effective March 10, 2005 to reflect the amendments to Section 303A of the New York Stock Exchange Listed Company Manual that became effective on November 3, 2004 and other changes.

I.    PURPOSE

The primary objective of the Audit Committee of Revlon, Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling the Board's oversight responsibilities with respect to (a) the integrity of the financial statements and other financial information provided by the Company to its stockholders and the public, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications, independence and performance, (d) the performance of the Company's internal audit function, (e) the implementation and effectiveness of the Company's Code of Business Conduct and the Company's comprehensive compliance and ethics program, including receiving periodic assessments of its effectiveness from the Company's Chief Legal Officer and (f) any other matter required of the Audit Committee pursuant to the rules of the New York Stock Exchange (the "NYSE") or under applicable law. Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. Consequently, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, fairly present the Company's financial condition, results of operations and cash flows, or are in accordance with generally accepted accounting principles ("GAAP") and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditors.

II.    ORGANIZATION

1.	Generally. The Audit Committee will consist of three or more directors of the Company as may be determined by the Board from time to time, each of whom should satisfy the qualifications discussed in Paragraph 2 below. The members of the Audit Committee will be appointed by the Board. The Audit Committee may form and delegate authority to subcommittees or to its chairperson when appropriate.

2.	Qualifications of Members of the Audit Committee. Each member of the Audit Committee, and where applicable the Audit Committee as a whole, should, at the time being considered for appointment and at all times thereafter, satisfy the following criteria:

a.	Independence. From and after June 4, 2004, each member of the Audit Committee must satisfy the independence requirements for audit committee membership set forth in the applicable rules of the Securities and Exchange Commission (the "SEC") and of the NYSE contained in the NYSE's Listed Company Manual, all as in effect from time to time. Each member of the Audit Committee must also qualify as an independent director under applicable standards as may be maintained by the Company's Board of Directors from time to time. An executive summary of these requirements as currently in effect is attached as Annex 1 and the Company's Chief Legal Officer should update such summary periodically to ensure it remains accurate.

b.	Financial Literacy. To the extent required by applicable laws or the rules of the NYSE, each member of the Audit Committee will be financially literate, as such qualification is determined from time to time by the Company's Board in the exercise of its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

c.	Accounting or Related Financial Management Expertise. To the extent required by applicable laws or the rules of the NYSE, at least one member of the Audit Committee must have accounting or related financial management expertise, as such qualification is determined from time to time by the Company's Board in the exercise of its business judgment, provided that the Board may presume that an Audit Committee member who qualifies as an "audit committee financial expert," as discussed below, has the requisite accounting or related financial management expertise.

d.	Audit Committee Financial Expert. While not a requirement for membership on the Audit Committee, it is the Board's view that, if possible, it is desirable to have at least one "audit committee financial expert" serving on the Audit Committee, as such term is defined in the applicable SEC rules.

e.	Membership on Other Audit Committees. As a general matter, members of the Company's Audit Committee should not serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee (in which case such determination would be disclosed in the Company's annual proxy statement to the extent required by applicable laws or NYSE rules).

III.    MEETINGS

The Audit Committee will meet as often as it determines is necessary or desirable, but not less frequently than quarterly. To foster open communication, the Audit Committee will, to the extent practicable, meet with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matter that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Audit Committee. The Audit Committee may from time to time decide to act by unanimous written consent in lieu of a meeting.

The Chairman of the Audit Committee will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee and the Company's Secretary, will set the agenda of items to be addressed at each upcoming meeting. In addition, the Chairman of the Audit Committee, in consultation with the other members of the Audit Committee and the Company's Secretary, will, to the extent practicable, prepare an "Audit Committee Master Agenda". This "Master Agenda" would set forth a general agenda of items to be considered by the Audit Committee at its meetings during the year. Thereafter, the Chairman of the Audit Committee, in consultation with the other members of the Audit Committee and the Company's Secretary, may adjust the Master Agenda to include items not contemplated during the initial preparation of the Master Agenda. Each member of the Audit Committee may suggest the inclusion of items on such agenda, and may raise at any Audit Committee meeting appropriate and relevant business subjects that are not on the agenda for that meeting. The Chairman of the Audit Committee and the Company's Secretary will ensure, to the extent feasible, that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee in advance of the meeting, and that the Master Agenda is circulated to each member of the Audit Committee promptly after it is finalized.

IV.    AUTHORITY AND RESPONSIBILITIES

The Audit Committee will, to the extent required by applicable law or NYSE rules, have the following authority and principal responsibilities:

1.    Independent Auditor.    With respect to the independent auditor, the Audit Committee will:

a.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm registered with the Public Company Accounting Oversight Board (the "PCAOB"), including the Company's auditor for the purpose of preparing and issuing its audit report or performing other audit, review or attest services for the Company. Such registered public accounting firms will report directly to the Audit Committee and the Audit Committee will be directly responsible for resolving any disagreements between management and the independent auditor regarding financial reporting.

b.	Have the authority to review in advance, and grant any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditor and (b) all non-audit services to be provided by the independent auditor as permitted by the Exchange Act, and in connection therewith to approve all fees and other terms of engagement, as required by the applicable rules of the Exchange Act and subject to the exemptions provided for in such rules, provided in each case that such services are permissible under the rules of the PCAOB and the Audit Committee's Pre-Approval Policy.

c.	At least annually, obtain and review an annual report from the independent auditor describing (a) the independent auditor's internal quality control procedures, (b) any material issue raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the independent auditor, and any step taken to deal with any such issue, and (c) all relationships between the independent auditor and the Company.

d.	Periodically review with the independent auditor any problem or difficulty encountered during the course of the audit, including any restriction on the scope of work or access to required information, and management's response.

2.    Review of Financial Statements and Other Financial Oversight.    The Audit Committee will:

a.	With respect to the annual and quarterly financial statements, meet to review and discuss with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements, including reviewing specific disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

b.	Prepare the audit committee report required by the SEC's proxy rules to be included in the Company's annual proxy statement and any other report of the Audit Committee required by applicable laws or NYSE listing requirements or rules.

c.	Discuss generally the Company's earnings press releases, as well as the type of financial information and earnings guidance provided to analysts and rating agencies.

d.	Review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit step adopted in light of any material control deficiency.

e.	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues, if any, and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

f.	Review the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company's financial statements.

g.	Meet separately, periodically, with the Company's management, with its internal auditors and with the Company's independent auditor.

3.    Internal Controls.    With respect to the internal audit function and internal controls, the Audit Committee will:

a.	Review on an annual basis the composition, functions, staffing, budget and performance of the internal audit group.

b.	Discuss the Company's risk assessment and risk management guidelines and policies.

4.    Complaint Procedures.    The Audit Committee will establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The procedures currently in effect are identified on Annex 2.

5.    Code of Business Conduct and Compliance and Ethics Program.    The Audit Committee will assist the Board in overseeing the implementation and effectiveness of the Company's Code of Business Conduct and the Company's comprehensive compliance and ethics program, including receiving periodic assessments of its effectiveness from the Company's Chief Legal Officer.

6.    Other Responsibilities.    The Audit Committee will also:

a.	Establish policies with respect to the hiring of employees or former employees of the independent auditor who have participated in any capacity in the Company's audit. (The current policy is set forth as Annex 3.)

b.	Review its own performance annually.

c.	Report regularly to the Board.

c.	Periodically review the Audit Committee charter and recommend changes, if any, to the Board.

d.	Perform any other activity consistent with this Charter and the Company's by-laws or as are required under the rules and regulations of the SEC and the NYSE, as in effect from time to time.

V.    RESOURCES

The Audit Committee will have the authority to retain independent legal, accounting and other advisors and consultants to advise the Audit Committee or its subcommittees as they determine necessary to carry out their duties, without seeking Board approval. The Audit Committee will determine the extent of funding necessary for payment of compensation by the Company to the independent auditor for the purpose of rendering or issuing the annual audit report and for providing any other permissible non-audit service and to any independent legal, accounting and other advisor or consultant retained to advise the Audit Committee or its subcommittees, which funds will be provided by the Company.

ANNEX 1

EXECUTIVE SUMMARY OF AUDIT COMMITTEE INDEPENDENCE STANDARDS

Following is an executive summary of the applicable SEC and NYSE audit committee independence rules and the Revlon, Inc. Board Guidelines for Assessing Director Independence:

1.	No Material Relationship with the Company. Such Director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), as determined by the Board of Directors after taking into account all relevant facts and circumstances. In making such determinations, the Board will consider any relationship that does not exceed the guidelines set forth in Sections (2) to (7) to be immaterial;

2.	Employment with the Company. Such director is not, and within the last three years has not been, employed by, nor are any of his or her Immediate Family members employed, or within the last three years have been employed, as an executive officer of, the Company;

3.	Direct Compensation from the Company of Less than $100,000. The Director has not received, and none of his or her Immediate Family members have received, more than $100,000 in direct compensation from the Company during any 12-month period within the last three years. In calculating such compensation, the following will be excluded--(i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service), (ii) compensation paid to a Director for service as an interim Chairman, CEO or other executive officer, (iii) compensation paid to an Immediate Family member for service as an employee of the Company (other than as an executive officer), and (iv) dividend or interest income and bona fide and documented reimbursed business expenses;

4.	No Material Business Dealings. The Director is not a current employee of, nor are any Immediate Family members of the Director a current executive officer of, a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year of such other company);

5.	No Affiliation with the Company's Auditor. The Director is not, and each member of his or her Immediate Family are not, a current partner of a firm that is the Company's internal or external auditor; the Director is not a current employee of such a firm; no Immediate Family member of the Director is a current employee of such a firm who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; and the Director and his or her Immediate Family members must not have been within the last three years a partner or employee of such a firm and who personally worked on the Company's audit within that time;

6.	No Interlocking Directorates. The Director is not, and within the last three years has not been, employed, and no Immediate Family member of the Director is, and within the last three years has not been, employed, as an executive officer of another company where either the Company's Chief Executive Officer or Chief Financial Officer or any other executive officer of the Company at the same time serves or served on such other company's compensation committee; and

7.	No Material Charitable Contributions. The Director has not been an executive officer of a tax exempt organization to which the Company has made charitable contributions exceeding the greater of (1) $1 million per year or (2) 2% of the tax exempt organization's annual consolidated gross revenues from all sources, in each case as measured during the tax exempt organization's last completed fiscal year.

8.	No Receipt of Consulting or Advisory Fees. The Director must not receive any consulting, advisory or other compensatory fee from Revlon, Inc. or any of its subsidiaries, regardless of whether such payments are made—

(i)	to the Director;

(ii)	to such Director's spouse, minor children, stepchildren or children or stepchildren sharing the Director's home; or

(iii)	to a company in which the Director is a partner, member, officer (such as a managing director occupying a comparable position or executive officer) or occupies a similar position, which company is providing accounting, consulting, legal, investment banking or financial advisory services to Revlon, Inc. or its subsidiaries.

Such rules would not prohibit a Director from receiving annual retainer fees (including equity grants) or meeting fees for serving as a member of Revlon's Board or any of its committees, as well as fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Revlon, Inc. or its subsidiaries, provided that such deferred compensation is not contingent in any way on continued service to Revlon, Inc. or such subsidiaries.

9.	Not an Affiliated Person. The Director must not be an "affiliated person" of Revlon, Inc. or any of its subsidiaries, namely a person that directly, or indirectly through one or more intermediaries, has the power to direct or cause the direction of the management and policies of Revlon, Inc. or any of its subsidiaries. Generally, a Director would have to be an executive officer of Revlon, Inc. or own at least 10% of Revlon, Inc.'s voting stock to be considered an "affiliated person".

For purposes of this summary—

1.    references to the "Company" in items 1 through 7 above include any parent and subsidiary entities within Revlon, Inc.'s consolidated group;

2.    references to a member of a Director's "Immediate Family" include his or her spouse, parents, children, siblings, mother- and father-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who share such Director's home (excluding employees); provided that when applying the Look Back Guidelines discussed below, individuals who are no longer Immediate Family members as a result of legal separation or divorce, or those who have died or become incapacitated do not need to be considered; and

3.    the term "executive officer" means a president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller) of the Company, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company's parent or subsidiaries shall be deemed "executive officers" of the Company if they perform such policy-making functions for the Company.

LOOK BACK GUIDELINES.    Until November 4, 2004, a Director would not be considered independent if he or she had any of the relationships described in items 1 through 7 above during the one-year period preceding the date such assessment was required to be made. On November 4, 2004 and thereafter, a Director would not be considered independent if he or she had any relationship described in items 1 through 7 above during the three-year period preceding the date such assessment was required to be made. For example, if a Director received in excess of $100,000 per year in direct compensation from the Company during 2002, but not in 2003 or 2004, such Director could be considered independent until November 4, 2004. However, after November 4, 2004, direct compensation in excess of $100,000 per year received by the Director in 2002 could preclude a Director from being considered independent due to the phase in of the three-year look back period.

ANNEX 2

ANONYMOUS REPORTING PROCEDURES FOR ACCOUNTING AND
OTHER FINANCIAL MATTERS

If anyone wishes to make a complaint to the Audit Committee regarding the Company's accounting, internal accounting controls or auditing matters, such complaints may be made on a confidential, anonymous basis by submitting such complaints in care of the Company's Executive Vice President, Chief Legal Officer and Secretary, who is designated as the Corporate Compliance Officer. The Corporate Compliance Officer will ensure that such complaints are promptly brought to the attention of the Chairman of the Audit Committee or to all of the members of the Audit Committee.

The Company has established several ways to report such complaints. If you wish to make a complaint regarding the Company's accounting, internal accounting controls or auditing matters, you should promptly report that information immediately to the Corporate Compliance Officer. You should (i) email it to the Corporate Compliance Officer's confidential e-mail address: robert.kretzman@revlon.com or (ii) mail it to the Corporate Compliance Officer at 237 Park Avenue, New York, New York 10017. A sufficiently detailed description of the factual basis for the complaint should be given in order to allow for an appropriate investigation. It is preferred that you give your identity when reporting complaints, to allow the Company to contact you in the event further information is needed to pursue an investigation. You will be afforded the maximum possible confidentiality. However, complaints may be submitted anonymously.

If you are involved in the possible violation covered by the complaint, the fact that you reported the possible violation, together with the degree of cooperation displayed by you and whether the possible violation is intentional or unintentional, will be given consideration by the Company in its investigation and any resulting disciplinary action.

No person reporting a possible violation will be made to suffer public embarrassment or be subject to retaliation because of the good faith report he or she makes. Any employee of the Company responsible for reprisals against individuals who in good faith report known or suspected possible violations will be subject to disciplinary action, including termination where appropriate. However, the submission of a report which is known to be false or with reckless disregard as to its truth constitutes a violation of the Company's Code of Business Conduct and will result in disciplinary action, including termination where appropriate.

ANNEX 3

POLICY REGARDING THE HIRING OF FORMER EMPLOYEES OF
THE COMPANY'S INDEPENDENT AUDITOR

To the extent required by applicable law or NYSE rules, the Company will not employ as its chief executive officer, chief financial officer, controller, chief accounting officer or any other person serving in a financial reporting oversight role (i.e., any person having direct responsibility for oversight over those who prepare the Company's financial statements and related information that are included in the Company's SEC filings) if at the time of such proposed employment such person was employed by the Company's independent auditor and participated in any capacity in the Company's audit during the one-year period preceding the date of such proposed employment.

The Company will not employ in any capacity a former partner, principal, shareholder or professional employee of its independent auditor if he or she has a continuing financial interest in the independent auditor or would be employed in a position to influence the audit firm's operations or financial policies.

Last updated as of March 10, 2005

Annex B

REVLON, INC.

2005 AUDIT COMMITTEE PRE-APPROVAL POLICY

I.    Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent auditor, KPMG LLP ("KPMG" or the "independent auditor"), in order to assure that KPMG's provision of such services do not impair its independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will also require specific pre-approval by the Audit Committee.

During 2004, the Audit Committee specifically pre-approved the services performed by KPMG in connection with (i) the Company's 2004 audit and (ii) the Company's debt-for-equity exchange offer. All of the other services performed by KPMG for the Company during 2003 and 2004 from and after May 6, 2003 (the effective date of the applicable rules) were pre-approved in accordance with this Audit Committee Pre-Approval Policy and the Audit Committee was provided with quarterly updates as to the nature of such services and fees paid for such services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on its subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.    Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members for services to be provided by the independent auditor other than audit and internal control services referred to in Section III below and prohibited services referred to in Section VII below. Specifically, the Chairman of the Audit Committee may approve services which are not audit or internal control services referred to in Section III below or prohibited services referred to in Section VII below if the fees as to any applicable project will not exceed $35,000. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at least quarterly on the services provided by KPMG and the approximate fees paid or payable to KPMG for such services provided by KPMG during the preceding quarter, including a report on any services pre-approved during such quarter by the Chairman of the Audit Committee pursuant to this Section II.

III.    Audit Services

The terms and fees of the annual Audit services engagement, including, without limitation, the independent auditor's services in connection with their testing and attestation on management's report on the effectiveness of the Company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.    Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

V.    Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All other Tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

VI.    All Other Services

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor, provided such services are not audit or internal control services referred to in Section III above or prohibited services referred to in Section VII below. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services other than those listed in Appendix D must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

VII.    Prohibited Services

The Company will not retain its independent auditors for any services that are "prohibited services" as defined by applicable statutes or regulations, as may be in effect from time to time, including without limitation, those services prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 and the SEC's or the PCAOB's rules and regulations and such other rules and regulations as may be promulgated thereunder from time to time. A list of the SEC's prohibited non-audit services as of April 1, 2003 is attached to this policy as Exhibit 1.

VIII.    Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

IX.    Procedures

Requests or applications to provide services that require specific approval by the Audit Committee may be submitted to the Audit Committee by the independent auditor and either the Chief Financial Officer, Treasurer, Controller or Chief Legal Officer.

Appendix A

Pre-Approved Other Audit Services for Fiscal Year 2005

Dated: November 8, 2004

Service
Statutory audits or financial audits for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies	Total Annual Fees for Pre-Approved Audit Services: $50,000

Appendix B

Pre-Approved Audit-Related Services for Fiscal Year 2005

Dated: November 8, 2004

Service
1. Due diligence services pertaining to potential business acquisitions/dispositions

2. Financial statement audits of employee benefit plans

3. Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

4. Attest services not required by statute or regulation

5. Audit work in connection with liquidations and contract terminations; legal entity dissolution/restructuring assistance; and inventory audits.
Total Annual Fees for Pre-Approved Audit- Related Services: $100,000

Appendix C

Pre-Approved Tax Services for Fiscal Year 2005

Dated: November 8, 2004

Service
1. U.S. federal, state and local tax planning and advice
2. U.S. federal, state and local tax compliance
3. International tax planning and advice
4. International tax compliance, including, without limitation, intercompany pricing studies and advance pricing agreements
5. Review of federal, state, local and international income, franchise, and other tax returns, and assistance with tax audit and appeals
Total Annual Fees for Pre-Approved Tax Services: $750,000*

*Includes $200,000 in connection with a tax audit in Mexico.

Appendix D

Pre-Approved All Other Services for Fiscal Year 2005

Dated: November 8, 2004

Service
All other services (other than audit, internal control and prohibited services) approved by the Chairman of the Audit Committee pursuant to Section II of this policy.	Total Annual Fees for Pre-Approved All Other Services: $35,000 per project

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Each of these prohibited services is subject to applicable exceptions under the SEC's rules.

*	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client's financial statements.

Annex C

REVLON
EXECUTIVE BONUS PLAN

(Effective as of January 1, 2005)

1.    Purpose.    The purpose of this Revlon Executive Bonus Plan is to provide an annual cash incentive program intended to:

•	reinforce the Company's strategic principles and goals and each eligible individual's role in achieving them;

•	attract, retain and motivate the executive human resources necessary to operate the Company;

•	encourage improved profitability, return on investment and growth of the Company, including shareholder value;

•	reflect the Company's commitment to pay for performance; and

•	in the case of Covered Employees, be directly related to the Company's performance results and be contingent upon the achievement of certain corporate goals during any Performance Period for which the Plan is intended to satisfy the requirements of Section 162(m) of the Code.

2.    Definitions.    The following terms, as used in this Bonus Plan, have the following meanings:

"Award" means an incentive compensation award, granted pursuant to this Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

"Board" means Revlon, Inc.'s Board of Directors.

"Business Unit" means a Group or Division, product line or any combination thereof.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation and Stock Plan Committee of the Board, or such other committee or sub-committee as may be appointed by either the Board or the Compensation and Stock Plan Committee of the Board to administer this Plan in accordance with Section 3 of this Plan, provided however, that, in respect of the administration of any Award that is intended to satisfy Section 162(m) of the Code, such administration may be done by a sub-committee or sub-group of two directors, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code.

"Company" means Revlon Consumer Products Corporation, a Delaware corporation, and its participating affiliates.

"Covered Employee" has the meaning set forth in Section 162(m)(3) of the Code.

"Disability" means permanent disability, as determined pursuant to the Company's long-term disability plans or policies in effect at the time of such disability and applicable to a Participant.

"Division" means any of the Company's business units that may be designated as a division for purposes of this Plan from time to time.

"Eligible Employee" means (i) an employee of the Company whose position is classified under the Company's exempt salary program in salary grades 9 and above (or the equivalent of such grades) and who does not participate in the Company's sales incentive plan, (ii) a country general manager and any other key executive of the Company's operations outside the United States who does not participate in a local incentive plan, and (iii) such other employees of the Company as the Committee may designate from time to time.

"Good Reason" means "good reason," as defined in the Company's Executive Severance Policy (as it may be amended from time to time).

"Group" means a major business unit of the Company reporting directly to the Company level.

"Participant" means, with respect to any respective Performance Period, each Eligible Employee who receives (or is eligible to receive) an Award in accordance with Section 4 of this Plan.

"Performance Factors" means the criteria and objectives determined by the Committee, which must be met during a Performance Period as a condition of payment of an Award to a Participant. Performance Factors may include any or all of the following, or any combination thereof:

(a)	stock price;

(b)	fair market value;

(c)	book value;

(d)	third party appraised value;

(e)	market share;

(f)	total shareholder return;

(g)	earnings per share;

(h)	cash flow;

(i)	return on equity, assets, capital or investment;

(j)	net income;

(k)	operating profit or income;

(l)	operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs;

(m)	gross or net sales;

(n)	expense targets;

(o)	working capital targets, including, without limitation, those relating to inventory, accounts receivable and/or capital and display spending;

(p)	operating margin;

(q)	productivity improvement;

(r)	cost or expense reduction;

(s)	gross margin;

(t)	earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA," "EBITDA" or as may otherwise be adjusted by the Company);

(u)	revenue;

(v)	unit sales;

(w)	earnings from continuing operations;

(x)	asset management (e.g., inventory and receivable levels);

(y)	planning accuracy (as measured by comparing planned results to actual results);

(z)	customer satisfaction based on market share or other relevant factors;

(aa)	implementation or completion of critical projects or processes, including, without limitation, growth in consumption of the Company's products, new product development, asset dispositions, engaging in capital markets transactions to refinance all or a portion of the Company's indebtedness, reduce interest expense or otherwise strengthen the Company's balance sheet, reduction in Selling, General and Administrative expenses, ensuring Company products are in stock at retail or plant consolidations, and improvement in employee satisfaction surveys with quantifiable results; and

(bb)	management of employees, including development and succession planning processes based on achievement of determinable results from such activities and processes.

Performance Factors may relate to the performance of the Company, a Subsidiary or any portion of a Business Unit, and may be expressed on an aggregate, per share (outstanding or fully diluted), per unit or other basis. The Committee, in its sole discretion, may determine to express Performance Factors, among other methods, in terms of attaining a specified level of a particular criteria, attainment of a percentage increase or decrease in a particular criteria, or as applied to the performance of the Company, a Subsidiary or a Business Unit, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines) or a combination thereof, or otherwise.

Subject to final review and approval by the Committee, Performance Factors (other than with respect to Covered Employees during any Performance Period for which the Plan is intended to satisfy the requirements of Section 162(m) of the Code) may also be developed by each Company Department Head and approved by the Company's President and Chief Executive Officer, the Company's senior-most Human Resources executive officer and the Chief Financial Officer of the Company. In addition, Performance Factors (other than with respect to Covered Employees during any Performance Period for which the Plan is intended to satisfy the requirements of Section 162(m) of the Code) may be based on personal performance objectives that are specific to each individual and that are based upon, among other things, contribution to specific projects and/or overall performance, as measured under the Company's performance evaluation process as in effect from time to time. Personal performance objectives may be developed by each Participant's Department Head, approved by the Company's senior-most Human Resources executive officer (or his designee) and reviewed with the Participant.

Performance Factors may include:

(i)	a threshold level of performance below which no payment shall be made;

(ii)	levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid;

(iii)	a target level of performance at which the full Award shall be paid;

(iv)	levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid; or

(v)	a maximum level of performance above which no additional payment shall be made.

Performance Factors may also specify that payments for levels of performance between specified levels will be interpolated.

The Committee (subject to its power to delegate pursuant to Section 3(c) of the Plan) shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved, provided, however, that the Committee shall have the authority to make appropriate adjustments in Performance Factors under an Award to reflect the impact of "extraordinary items" not reflected when such goals were established. For purposes of this Plan, "extraordinary items" means:

(1)	any profit or loss attributable to acquisitions or dispositions of stock or assets;

(2)	any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board, or adopted by the Company or its Subsidiaries after the goal is established;

(3)	all items of gain, loss or expense for the year related to the Company's restructuring charges;

(4)	all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of assets;

(5)	all items of gain, loss or expense for the year related to discontinued operations;

(6)	the impact of capital expenditures;

(7)	the impact of share repurchases and other changes in the number of outstanding shares;

(8)	the impact of foreign exchange rates;

(9)	all items of gain, loss or expense for the year related to changes in customer business models, to the extent permissible under Section 162(m) of the Code;

(10)	such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto; and

(11)	such other items required by applicable law, regulation or rule.

"Performance Period" means the calendar year or any other period the Committee may determine, provided, however, that a Performance Period for a Participant who becomes employed by the Company during an on-going Performance Period may be a shorter period that commences with such employee's date of commencement of employment.

"Plan" means this Revlon Executive Bonus Plan (as in effect from time to time).

"Retirement" means the voluntary termination of a Participant's employment on or after the later of the date the Participant attains age 62 or the fifth anniversary of the date such Participant commenced employment with the Company.

"Section 162(m) of the Code" shall mean such section of the Code (as it may be amended, revised, changed or replaced with successor rules).

"Subsidiary" means any company, partnership, limited liability company, business or entity (other than the Company) of which at least 50% of the combined voting power of its voting securities is, or the operations and management are, directly or indirectly controlled by the Company.

3.    Administration.

(a)    In General.    The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion (but subject to and not inconsistent with the terms of this Plan), to administer this Plan and to exercise all powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan. The Committee's authority includes, without limitation, the authority to:

(i)	grant Awards;

(ii)	determine the Eligible Employees to whom and the time or times at which Awards shall be granted;

(iii)	determine the amount of Awards, which may be stated in dollars or, provided a maximum Award amount is specified, as a percentage of base salary or otherwise;

(iv)	determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award;

(v)	determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered;

(vi)	make adjustments in the Performance Factors in recognition of "extraordinary items" (as defined above);

(vii)	construe and interpret this Plan and any Award;

(viii)	prescribe, amend and rescind rules and regulations relating to this Plan; and

(ix)	make all other determinations deemed necessary or advisable for the administration of this Plan.

(b)    Committee Members.    The Committee shall consist of two or more persons. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

c)    Delegation.    Except with respect to Covered Employees during any Performance Period for which the Plan is intended to satisfy the requirements of Section 162(m) of the Code, or as otherwise required for compliance with other applicable law or applicable exchange listing requirements, the Committee may delegate any or all of its authority under this Plan to any employee or committee of employees of the Company, including but not limited to, the Chief Executive Officer. Any such delegate shall have all of the rights, obligations, discretion and protection otherwise applicable to the Committee under this Plan.

4.    Eligibility.    The Committee shall designate the Eligible Employees. In determining Eligible Employees and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant while accomplishing the purposes of this Plan. Unless the Committee otherwise determines and except as provided in Sections 6(c), (d) or (e) of this Plan, no person may participate in the Plan or receive any Award under this Plan unless he or she is actively employed as of the date of payment of an Award and shall have signed and shall be in full compliance with (A) the Company's Employee Agreement as to Confidentiality and Non-Competition and the Company's Code of Business Conduct (as each may be amended from time to time by the Company) and (B) to the extent applicable, any applicable employment agreement.

5.    Terms of Awards.

(a)    In General.    Not later than 90 days after the beginning of a Performance Period (or, if earlier, on or prior to the date on which 25% of the Performance Period has elapsed) or such shorter period, if any, as may be required by applicable law, including Section 162(m) of the Code, the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Factors applicable to each Award for each Participant with respect to such Performance Period, provided, however, that with respect to any Participants who are not Covered Employees or for any Performance Period for which the Plan is not intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall make such written specification either within 90 days after the beginning of a Performance Period or as soon as practicable thereafter. Awards, including the terms and conditions of such Awards, shall be communicated to Participants in such form as the Committee from time to time approves. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 6 of this Plan, payment in respect of Awards shall be made only to the extent that the Committee determines that the Performance Factors with respect to such Performance Period have been attained.

(b)    Special Provisions Regarding Awards.    Notwithstanding anything to the contrary contained in this Plan, in no event shall payment in respect of Awards granted to any Participant for any one annual period exceed $3.5 million. The Committee may, in its sole discretion, decrease the amount of an Award payable upon attainment of specified Performance Factors, but in no event may the Committee increase the amount of an Award payable upon attainment of specified Performance Factors to a Covered Employee in respect of any Performance Period for which the Plan is intended to satisfy the requirements of Section 162(m) of the Code.

6.    Time and Form of Payment.

(a)    In General.    Except as may otherwise be provided or permissible to satisfy the requirements of the Code or other applicable laws, all payments in respect of Awards for a Performance Period shall be made, in cash, within two and one half months after the end of a Performance Period.

(b)    Covered Employees.    In addition to the provisions set forth in subsection 6(a) above, in the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Factors have been certified by the Committee.

(c)    Actively Employed Employees.    Unless otherwise provided by the Committee, and except as provided in the following sentence, a Participant must be actively employed by the Company as of the date of payment of an Award in order to be eligible to receive payment in respect of such Award. With respect to any Participant whose employment is terminated at any time after the beginning of a Performance Period as a result of death, Disability, Retirement, or by the Company without Good Reason or similar cause, the Committee may (but has no obligation to), in its sole discretion, determine to provide such Participant payment under his or her Award for such Performance Period at the time payment is made to other Participants in respect of such Performance Period (which payment may be prorated, if the Committee so provides, based on the number of days such Participant was employed during such Performance Period, or as the Committee otherwise determines is appropriate).

(d)    Transferred Employees; Change of Assignment.    If a Participant has a change of assignment or transfer during a Performance Period, the Committee may, in its sole discretion, determine that such Participant's Award be calculated for each position on a pro-rated basis. Similarly, the Committee may, in its sole discretion, determine that an Eligible Employee who is newly hired or who becomes eligible to join this Plan after the start of the Performance Period, shall be eligible for a pro-rated Award based on the percentage of the Performance Period actually worked while a Participant.

(e)    Leaves of Absence.    If a Participant takes an approved leave of absence of more than three months during all or part of a Performance Period, the Committee may, in its sole discretion, determine that such Participant shall be eligible for a pro-rated Award based on the percentage of the Performance Period actively employed.

7.    General Provisions.

(a)    Compliance with Legal Requirements.    This Plan and the granting and payment of Awards and the other obligations of the Company under this Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)    Nontransferability.    Awards shall not be transferable by a Participant, except upon a Participant's death following the end of a Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(i) or, in the absence thereof, by will or the laws of descent and distribution. No Participant's rights under the Plan may be assigned, attached, pledged or alienated by operation of law or otherwise.

(c)    No Right To Continued Employment.    Nothing in this Plan or in any Award granted pursuant to this Plan shall confer upon any Participant the right to continue in the Company's employ or to be entitled to any remuneration or benefits not set forth in this Plan, or to interfere with or limit in any way whatever rights the Company may otherwise have to terminate such Participant's employment or change such Participant's remuneration or otherwise establish the terms and conditions of such Participant's employment.

(d)    Withholding Taxes.    Where a Participant or other person is entitled to receive a payment pursuant to an Award, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.

(e)    Amendment, Termination and Duration of the Plan.    The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate this Plan, in whole or in part, provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the Company's stockholders. Notwithstanding the foregoing, no amendment shall adversely affect any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates, provided, however, that the exercise of the Committee's discretion pursuant to Section 5(b) of this Plan to increase or decrease the amount of an Award shall not be deemed an amendment of this Plan.

(f)    Participant Rights.    No Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment for Participants.

(g)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)    Governing Law.    This Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(i)    Beneficiary.    A Participant may file a written designation of a beneficiary with the Committee (on a form as may be prescribed by the Committee), solely to specify that an Award to such Participant may be transferable upon such Participant's death following the end of a Performance Period but prior to the date payment is made pursuant to this Plan. A Participant may, from time to time, amend or revoke any such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 7(b) of this Plan, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

(j)    Interpretation.    This Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions of this Plan shall be construed in a manner to so comply.

(k)    Effective Date.    This Plan shall be effective as of January 1, 2005, provided, however, that this Plan shall be subject to approval of the Company's stockholders at the annual meeting of the Company's stockholders to be held in 2005 (or any adjournment thereof) as is required to satisfy the conditions of Section 162(m) of the Code. In the absence of such approval, this Plan (and any Awards made pursuant to this Plan prior to the date of such approval) shall be null and void.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  REVLON, INC.

                                  JUNE 3, 2005

                              CLASS A COMMON STOCK

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                    OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [x]
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

                               NOMINEES:
[ ] FOR ALL NOMINEES           o Ronald O. Perelman
                               o Alan S. Bernikow
[ ] WITHHOLD AUTHORITY         o Paul J. Bohan
    FOR ALL NOMINEES           o Donald G. Drapkin
                               o Meyer Feldberg
[ ] FOR ALL EXCEPT             o Howard Gittis
    (See instructions below)   o Edward J. Landau
                               o Linda Gosden Robinson
                               o Jack L. Stahl
                               o Kenneth L. Wolfe

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
------------  "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [x]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check
the box at right and indicate your new address in the
address space above. Please note that changes to the          [  ]
registered name(s) on the account may not be
submitted via this method.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
2. Approval of the Revlon Executive Bonus Plan.            [ ]    [ ]      [ ]

3. Proposal to ratify the selection of KPMG LLP as the     [ ]    [ ]      [ ]
   Company's independent registered public accounting
   firm for 2005.

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE
VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE
TEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

     MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

                         ---------------------------         ------------
Signature of Stockholder                               Date:
                         ---------------------------         ------------

                         ---------------------------         ------------
Signature of Stockholder                               Date:
                         ---------------------------         ------------
     NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                      0

--------------------------------------------------------------------------------
                              CLASS A COMMON STOCK
--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2005

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 6, 2005, at the Annual
Meeting of Stockholders to be held on June 3, 2005 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  REVLON, INC.

                                  JUNE 3, 2005

                              CLASS B COMMON STOCK

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                     DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [x]
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

                               NOMINEES:
[ ] FOR ALL NOMINEES           o Ronald O. Perelman
                               o Alan S. Bernikow
[ ] WITHHOLD AUTHORITY         o Paul J. Bohan
    FOR ALL NOMINEES           o Donald G. Drapkin
                               o Meyer Feldberg
[ ] FOR ALL EXCEPT             o Howard Gittis
    (See instructions below)   o Edward J. Landau
                               o Linda Gosden Robinson
                               o Jack L. Stahl
                               o Kenneth L. Wolfe

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  [x]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check
the box at right and indicate your new address in the          [  ]
address space above. Please note that changes to the
registered name(s) on the account may not be submitted
via this method.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
2. Approval of the Revlon Executive Bonus Plan.            [ ]    [ ]      [ ]

3. Proposal to ratify the selection of KPMG LLP as the     [ ]    [ ]      [ ]
   Company's independent registered public accounting
   firm for 2005.

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE
VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE
TEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

     MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

                         ---------------------------         ------------
Signature of Stockholder                               Date:
                         ---------------------------         ------------

                         ---------------------------         ------------
Signature of Stockholder                               Date:
                         ---------------------------         ------------
     NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                         0

--------------------------------------------------------------------------------
                              CLASS B COMMON STOCK
--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2005

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class B Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 6, 2005, at the Annual
Meeting of Stockholders to be held on June 3, 2005 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  REVLON, INC.

                                  JUNE 3, 2005

                    REVLON EMPLOYEES' SAVINGS, INVESTMENT AND
                        PROFIT SHARING PLAN PARTICIPANTS

                PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE
                     ENVELOPE PROVIDED AS SOON AS POSSIBLE.
                   TO HAVE THE PLAN TRUSTEE FOLLOW YOUR VOTING
                          INSTRUCTIONS, THIS PROXY CARD
                               MUST BE RETURNED BY
                                  MAY 25, 2005.

     PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                     DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

                                    NOMINEES:
[ ] FOR ALL NOMINEES                o Ronald O. Perelman
                                    o Alan S. Bernikow
[ ] WITHHOLD AUTHORITY              o Paul J. Bohan
    FOR ALL   NOMINEES              o Donald G. Drapkin
                                    o Meyer Feldberg
[ ] FOR ALL EXCEPT                  o Howard Gittis
    (See instructions below)        o Edward J. Landau
                                    o Linda Gosden Robinson
                                    o Jack L. Stahl
                                    o Kenneth L. Wolfe

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
-----------  "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [x]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check
the box at right and indicate your new address in the          [  ]
address space above. Please note that changes to the
registered name(s) on the account may not be submitted
via this method.
--------------------------------------------------------------------------------

                                                         FOR  AGAINST  ABSTAIN
2. Approval of the Revlon Executive Bonus Plan.          [ ]    [ ]      [ ]

3. Proposal to ratify the selection of KPMG LLP as the   [ ]    [ ]      [ ]
   Company's independent registered public accounting
   firm for 2005.

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE
VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE
TEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                         ---------------------------         ------------
Signature of Stockholder                               Date:
                         ---------------------------         ------------

                         ---------------------------         ------------
Signature of Stockholder                               Date:
                         ---------------------------         ------------
     NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                          0

--------------------------------------------------------------------------------
          REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------
                                  REVLON, INC.

           PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2005
                    FOR REVLON EMPLOYEES' SAVINGS, INVESTMENT
                AND PROFIT SHARING PLAN (THE "PLAN") PARTICIPANTS

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the Plan for the account of the undersigned at the close of business on April
6, 2005, at the Annual Meeting of Stockholders to be held on June 3, 2005 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)